UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DRI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS

Meeting Date	May 27, 2010

Meeting Time(s)	• Registration and continental breakfast will begin at 8:30 a.m. (Central).
• The Annual Meeting of Shareholders will commence at 9 a.m. (Central).

Meeting Location	The Annual Meeting of Shareholders will take place at The Westin Galleria Dallas located at 13340 Dallas Parkway, Dallas, Texas 75240.

Proposals	1. To elect eight directors to serve until the Annual Meeting of Shareholders in 2011;

2. To ratify the selection of independent auditors for fiscal year 2010;

3. To amend the DRI Corporation 2003 Stock Option Plan to increase by 600,000 the number of shares of Common Stock that may be issued pursuant to awards granted under the Plan; and

4. To transact such other business as may be properly brought before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

Record Date	This Proxy Statement is being furnished by the Company on behalf of the Board of Directors to (1) holders of the Company’s Common Stock, par value $0.10 per share, (2) holders of the Company’s Series G Redeemable Convertible Preferred Stock, par value $0.10 per share, (3) holders of the Company’s Series H Redeemable Convertible Preferred Stock, par value $0.10 per share, and (4) holders of the Company’s Series K Senior Convertible Preferred Stock, par value $0.10 per share (collectively, the “Shareholders”) of record as of April 7, 2010 (the “Record Date”) for the purpose of solicitation of the enclosed proxy card or voting instruction card for use in voting at the Annual Meeting of Shareholders.

Voting Methods	1. Internet: Use the Web site shown on the proxy card or voting instruction card

2. Telephone: Use the toll-free number shown on the proxy card or voting instruction card

3. Written Ballot: Complete and return a proxy card or voting instruction card according to directions thereon

4. In Person: Attend and vote at the Annual Meeting of Shareholders

Internet and telephone voting are available 24 hours a day; if you use one of these methods, you do not need to return a proxy card or voting instruction card. Unless you are planning to vote at the Annual Meeting of Shareholders, your vote must be received by 11:59 p.m. (Eastern) on May 26, 2010.

This Notice of Annual Meeting of Shareholders and Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal Year 2009. These materials may also be found via the Web site shown on the proxy card or voting instruction card.

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman and Chief Executive Officer
April 21, 2010

DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held on May 27, 2010

THIS PAGE WAS INTENTIONALLY LEFT BLANK

ITEM	PAGE

ANNUAL MEETING OF SHAREHOLDERS	6
SOLICITATION OF PROXIES	6
VOTING OF PROXIES	7
Shareholder Confidentiality	7
Shares Outstanding and Eligible to Vote	7
Quorum	7
Broker Non-Votes and Abstentions	7
REVOCABILITY OF PROXIES	7
DISSENTERS’ RIGHTS OF APPRAISAL	8
SUMMARY OF PROPOSALS AND THE REQUIRED VOTES TO APPROVE THE PROPOSALS	8
PROPOSAL ONE: ELECTION OF DIRECTORS	9
Director Candidate Submissions Process	9
Nomination of Director Candidates by Shareholders	9
Minimum Qualifications for Director Candidate Nominees	9
Role of Diversity in Director Selection	10
Director Candidates Recommended by Shareholders	10
Director Candidates Recommended by Five Percent Shareholders	11
Fees	11
Board of Directors’ Recommended Director Nominees and Their Independence	11
Biographies of Director Nominees	12
Vote Required for Proposal One	16
PROPOSAL TWO: TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2010	17
Current Principal Accountant’s Presence at the 2010 Annual Meeting of Shareholders	17
Audit and Audit-Related Fees	17
Vote Required for Proposal Two	17
PROPOSAL THREE: TO AMEND THE DRI CORPORATION 2003 STOCK OPTION PLAN TO INCREASE BY 600,000 THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN	18
Market Perspective and Basis of Award of Proposed Options	18
Additional Historical Perspective: Old Plan Options	19
Current Plan and Proposed Amendment	19
Current Plan Option Grants in Fiscal Year 2009	20
Current Plan Options Outstanding and Awarded as of March 31, 2010	21
Summary of All Equity Compensation Plans	21
Current Plan Benefits	21
Vote Required for Proposal Three	22
CORPORATE GOVERNANCE DISCLOSURE	23
Leadership Structure	23
Board of Directors’ Role in Risk Oversight	25
Shareholder Communications With Current Directors	25
Board of Directors’ Meetings in Fiscal Year 2009	25

ANNUAL MEETING OF SHAREHOLDERS

The DRI Corporation (the “Company”) Annual Meeting of Shareholders will be held May 27, 2010, at 9 a.m. (Central) at The Westin Galleria Dallas located at 13340 Dallas Parkway, Dallas, Texas 75240, for the purposes stated in the preceding “Notice of the Annual Meeting of Shareholders.” Registration and continental breakfast will begin at 8:30 a.m. (Central).

Shareholders attending the Annual Meeting of Shareholders should review the Corporate Governance & Nominating Committee (“CG&N Committee”) Charter, Appendix 9, which is available in the Governance section of the Company’s Web site, www.digrec.com, and includes rules of conduct that apply to the Annual Meeting of Shareholders.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished by the Company on behalf of the Company’s Board of Directors (the “Board of Directors”) to:

•	Holders of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”);

•	Holders of the Company’s Series G Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series G Stock”);

•	Holders of the Company’s Series H Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series H Stock”); and

•	Holders of the Company’s Series K Senior Convertible Preferred Stock, par value $0.10 per share (“Series K Stock”).

The Series G Stock, the Series H Stock and the Series K Stock are collectively known as the “Preferred Stock.” Holders of the Common Stock and the Preferred Stock at the close of business on April 7, 2010 (the “Record Date”) are collectively known as the Shareholders of Record (the “Shareholders”) and entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof.

This proxy solicitation is being made by the Board of Directors. The Company will bear all expenses incurred in connection with this solicitation. These costs include printing and reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Stock and the Preferred Stock. The Company has engaged The Altman Group, Inc. to provide solicitation services with respect to the proposals in this Proxy Statement. The costs of these services are expected to be approximately $6,500 plus expenses. Directors, officers and employees of the Company may also solicit proxies, but they will not receive any additional compensation for those services. Proxies may be solicited personally or by mail, electronic mail, facsimile, or telephone.

A copy of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (“SEC”), accompanies this Proxy Statement. The Annual Report on Form 10-K, this Proxy Statement, and proxy card or voting instruction card are first being mailed to Shareholders on or about April 30, 2010.

This Proxy Statement, the accompanying proxy card or voting instruction card, and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are available via the Web site shown on the proxy card or voting instruction card. The Company will furnish copies of these materials and a complete investor’s packet, including recent news releases and informational brochures, free of charge to any Shareholder or beneficial owner of the Common Stock or Preferred Stock as of the Record Date who submits a written request to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; fax: (214) 378-8437; e-mail: ir@digrec.com.

VOTING OF PROXIES

Shareholder Confidentiality

As a matter of policy, proxies, ballots and voting tabulations that identify individual Shareholders are held strictly confidential by the Company. Such documents are available for examination only by the election inspectors who tabulate the votes. The identity of the vote of any Shareholder is not disclosed except as may be necessary to meet legal requirements.

Shares Outstanding and Eligible to Vote

All Shareholders, limited as follows, as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders.

As of the Record Date, the Company had 11,761,763 shares of Common Stock outstanding, 490 shares of Series G Stock outstanding, 70 shares of Series H Stock outstanding, and 334 shares of Series K Stock outstanding.

As of the Record Date, holders of all Common Stock outstanding were entitled to cast 11,761,763 votes at the Annual Meeting of Shareholders. In addition, as of the Record Date, holders of all outstanding shares of Series G Stock were entitled to cast 1,098,654 votes, holders of all outstanding shares of Series H Stock were entitled to cast 168,269 votes, and holders of all outstanding shares of Series K Stock were entitled to cast 954,285 votes at the Annual Meeting of Shareholders. The holders of all outstanding shares of Common Stock, Series G Stock, Series H Stock, and Series K Stock are holders of the Company’s Voting Stock (“Voting Stock”). The combined total of votes entitled to be cast by holders of the Voting Stock is 13,982,971.

Quorum

The presence in person or by proxy of the holders of Voting Stock representing a majority of the eligible votes entitled to be cast as of the Record Date is necessary to constitute a quorum at the Annual Meeting of Shareholders and to decide all questions and other matters thereof. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting of Shareholders have the power to adjourn the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting of Shareholders as originally notified.

Broker Non-Votes and Abstentions

If you own shares of Voting Stock in street name through a bank or broker, you may instruct your bank or broker how to vote your shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Broker non-votes will be treated as shares present for quorum purposes, but not treated as votes cast at the meeting, so they will have no effect on the outcome of any proposal being voted on at this year’s Annual Meeting of Shareholders.

REVOCABILITY OF PROXIES

Holders of Common Stock may revoke a proxy card or voting instruction card at any time before it is exercised by delivering written notice of revocation to: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038.

Holders of Preferred Stock may revoke a proxy card at any time before it is exercised by delivering written notice of revocation to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; fax: (214) 378-8437; e-mail: ir@digrec.com.

A proxy card or voting instruction card also may be revoked by voting in person at the Annual Meeting of Shareholders and, in the case of a Shareholder who submits votes telephonically or over the Internet, the

Shareholder may revoke the prior voting instructions by providing subsequent instructions in like manner. If your shares of Voting Stock are held by a broker, bank or other nominee on the Record Date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from that holder a proxy card or voting instruction card issued in your name. Unless the proxy card or voting instruction card is revoked or received in such form that it is rendered invalid, the shares of Voting Stock represented by the proxy card or voting instruction card will be voted according to Shareholder instructions. If the proxy card or voting instruction card is signed and returned without specifying the Shareholder’s choices, the shares will be voted according to the Board of Directors’ recommendations.

DISSENTERS’ RIGHTS OF APPRAISAL

Holders of the Voting Stock are not entitled to dissenters’ rights of appraisal under the North Carolina Business Corporation Act with respect to any of the proposals in this Proxy Statement.

SUMMARY OF PROPOSALS AND THE
REQUIRED VOTES TO APPROVE THE PROPOSALS

Board of Directors’ and
	Management’s	Required Votes to
Proposal	Recommendation	Approve the Proposal

1. To elect eight directors to serve until the Annual Meeting of Shareholders in 2011	For Each Director Nominee	Proposal One, regarding the election of eight directors to serve until the Annual Meeting of Shareholders in 2011, must be approved by a plurality of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. This means that the persons garnering the most votes cast may win election to a Board of Directors’ seat even if those votes do not constitute a majority of all votes cast.

2. To ratify the selection of independent auditors for fiscal year 2010	For	Proposal Two, regarding the ratification of the selection of independent auditors for fiscal year 2010, must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

3. To amend the DRI Corporation 2003 Stock Option Plan to increase by 600,000 the number of shares of Common Stock that may be issued pursuant to awards granted under the plan	For	Proposal Three, regarding the amendment to the DRI Corporation 2003 Stock Option Plan to increase by 600,000 the number of shares of Common Stock that may be issued pursuant to awards granted under that Plan must be approved by a majority of the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

4. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.	Not Applicable	The Board of Directors knows of no other proposals or matters properly presented according to the Company’s Amended and Restated Bylaws, as amended.

Details of each proposal follow.

PROPOSAL ONE

ELECTION OF DIRECTORS

Director Candidate Submissions Process

Nominations for the Board of Directors must be made pursuant to the terms of the Company’s Amended and Restated Bylaws, as amended. Director candidates may be nominated by either (a) a majority of the Board of Directors or (b) any Shareholder entitled to vote at the Annual Meeting of Shareholders.

Nomination of Director Candidates by Shareholders

Shareholders submitting candidates for election to the Board of Directors must deliver a notice in writing to the Secretary of the Company. The notice shall be delivered to, or mailed and received at, the principal executive offices of the Company at least 60 days, but not more than 90 days, prior to the date of a scheduled Shareholders’ meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled date of such a meeting is given or made, then, in order for the notice by the Shareholder to be timely, such notice must be delivered or received within 10 days of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such a public disclosure was made, whichever is earlier.

The Shareholder’s notice shall set forth:

•	The name, age, business address and residence address of each candidate;

•	The principal occupation or employment of each candidate;

•	The class and number of shares of Voting Stock that are beneficially owned by each candidate, if any, on the date of the Shareholder notice;

•	Any other information relating to such candidate that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

•	The name and address, as it appears on the Company’s books, of the Shareholder(s) and any other Shareholders known by such Shareholder to support the nomination of such candidate; and

•	The class and number of shares of stock of the Company that are beneficially owned by such Shareholder(s) and by any other Shareholders known by such Shareholder to support such nominees on the date of the Shareholder notice.

The Board of Directors may also request any person nominated by, or at the direction of, the Board of Directors for election as a director at a meeting of the Shareholders to furnish to the Secretary of the Company the same information required to be set forth in a notice of Shareholders’ meeting, which pertains to the nominee.

For a complete description of the director candidate submission process, please see the full text of Article II, Section 12 of the Company’s Amended and Restated Bylaws, as amended, which are filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2006.

Minimum Qualifications for Director Candidate Nominees

The Company’s CG&N Committee considers a number of factors in making recommendations regarding director candidates, and the process is the same whether evaluating candidates recommended by Shareholders, directors or otherwise. With approval from the Board of Directors, in addition to the procedural requirements set forth in the Company’s Amended and Restated Bylaws, as amended, and supplemented by the requirements in the CG&N Committee Charter, the CG&N Committee uses the following criteria in the selection of directors and director candidates:

•	Character, reputation, willingness and ability to serve;

•	Evidence of willingness and ability to be loyal to the Company and to the best interest of the Shareholders;

•	Business, industry, market and financial knowledge and/or experience, including understanding of at least the basic principles of finance and accounting;

•	The needs of the Board of Directors in maintaining appropriate skill sets, experience, expertise, and knowledge for the Board of Directors to best carry out its responsibilities to the Shareholders;

•	Evidence of ability to deliver independent and strategic thinking; and

•	Absence of any real, potential, or perceived present or past affiliation or activities that might not, in the opinion of the CG&N Committee, be in the best interest of the Shareholders.

Only those candidates meeting the aforementioned requirements will be further considered under the following additional qualification criteria:

•	Consideration to the need for diversity, in all contexts, of the membership of the Board of Directors;

•	Consideration of the specific needs of the committees of the Board of Directors; and

•	Each member of the Board of Directors must be a Shareholder or pledge to become a Shareholder within one year of appointment. The intent of this requirement is beneficial ownership of voting securities of the Company purchased in the NASDAQ® Stock Market (“NASDAQ®”). However, the Board may waive this requirement provided there is reason to believe the best interest of Shareholders is served by such waiver, given the totality of the relevant circumstances.

These requirements and other considerations are described in more detail in the CG&N Committee Charter, which is available within the Governance section of the Company’s Web site, www.digrec.com.

In addition, a thorough examination of the candidate’s background is made to determine his or her related business knowledge, ethics, any potential conflicts of interest, including nepotism, and his or her independence as defined in NASDAQ® Rule 4200(a)(15). Unless otherwise indicated, references in this Proxy Statement related to the “independence” of a director or director candidate shall be made in this context of the requirements for independence set forth in NASDAQ® Rule 4200(a)(15).

Role of Diversity in Director Selection

We believe our respect for others and our commitment to diversity represent vital strengths of the Company. All directors, officers and employees are expected to strive to make the Company one of diversity in its conduct, thinking, and practice and an equal opportunity organization, in all respects. We believe that the existing and proposed Board of Directors evidences our commitment to diversity. Of the Company’s eight director nominees, three are women, one is African American, and all are citizens of the United States. Our director nominees come from exceptionally broad and diverse backgrounds, including financial, industrial, non-profit and governmental sectors. The Company’s commitment to diversity is reflected in the CG&N Committee Charter, which includes the DRI Code of Conduct and Ethics, available in the Governance section of the Company’s Web site, www.digrec.com.

Director Candidates Recommended by Shareholders

Neither the Company’s Secretary nor its Board of Directors received information from the Shareholders concerning candidates for consideration as director nominees to be elected at the 2010 Annual Meeting of Shareholders.

Director Candidates Recommended by Five Percent Shareholders

Neither the Company’s Secretary nor its Board of Directors received information from the Company’s five percent or greater Shareholders concerning candidates for consideration as director nominees to be elected at the 2010 Annual Meeting of Shareholders.

Fees

The Company does not pay fees to any third party to identify, evaluate, or assist in identifying or evaluating potential nominees.

Board of Directors’ Recommended Director Nominees and Their Independence

With the unanimous approval of the Board of Directors, the CG&N Committee (all members of which are independent) hereby submits the following director nominees and knows of no reason why they would not be able to serve as directors:

Director Nominees and Their Independence

		Term Expires
Name	Current Role	(If Elected)

John D. Higgins	Lead Independent Director	2011
Huelon Andrew Harrison	Independent Director	2011
Helga S. Houston	Independent Director	2011
C. James Meese Jr.	Independent Director	2011
Stephanie L. Pinson	Independent Director	2011
John K. Pirotte	Independent Director	2011
Juliann Tenney	Independent Director	2011
David L. Turney	Director, Chairman of the Board of Directors and Chief Executive Officer	2011

All of the Board of Directors’ director nominees, with the exception of David L. Turney, are considered to be independent as defined in NASDAQ® Rule 4200(a)(15).

If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

In considering the proposed slate of Directors and with regard to the Company’s total return to Shareholders, it is important to remember the Company’s extensive historical investments in technology and international growth when considering performance. As a result of these investments, the Company has grown its international business to approximately 59 percent of the Company’s total annual revenue as of December 31, 2009. The Company’s international footprint provides a significant degree of insulation from the volatility of any one market sector and potentially sets the stage for future improvements.

Biographies of Director Nominees

The following biographies for the Company’s director nominees include their recent employment, other directorships, education, age as of the date of this Proxy Statement, and reasons why they should continue as directors.

Director Nominee	Business Experience and Other Directorships

John D. Higgins, age 77, has been an independent director of the Company since February 1998 and Lead Independent Director since June 2005, when the Company’s lead independent director concept was initiated. Concluding a 40-year career in the investment banking field, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., from September 1990 through November 1999. Certain assets of Royce Investment Group were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Mr. Higgins is currently retired from Investec Ernst and pursuing personal business interests. He holds B.B.A. and M.B.A. degrees from Hofstra University.

Reasons Why Mr. Higgins Should Continue as a Director:
• Has more than 12 years’ experience as an independent director of the Company;
• Possesses more than 40 years’ experience at senior levels in investment banking and corporate finance;
• Possesses significant accounting or equivalent financial expertise; and
• Maintains up-to-date knowledge related to the duties appropriate for the Board of
Directors and Audit Committee on which he serves.

Huelon Andrew Harrison, age 49, has been an independent director of the Company since June 2008. He has more than 20 years’ professional experience in commercial banking, focusing on generating significant increases in relationship with historically under-served clients. He has integrated his professional experience in banking, transportation, civic affiliations, community outreach, and tourism to provide clients with strategic planning, management, and decision-making abilities. This unique combination coupled with his strategic alliances has afforded Mr. Harrison the opportunity to effectively support municipalities, communities, and businesses. Since November 1987, Mr. Harrison has been principal of Legacy Resource Group (and its predecessor entity) in Dallas, which provides consulting services to businesses, organizations, and individuals. His primary focus there is strategic partnering, business development, and adaptive management. From February 1991 to March 2006, Mr. Harrison served as Vice President, Community Relationship Manager at Chase Bank (formerly Bank One, Texas, N.A.) in its Dallas Community Banking Group where he managed a portfolio of more than 400 clients and served as company liaison to business owners, not-for-profit organizations, and community groups. From February 1990 to February 1991, Mr. Harrison was Vice President, Commercial Lending at First City, Texas. While there, he was responsible for developing and implementing marketing programs to increase commercial and consumer borrowing activity. Mr. Harrison is, or has been, affiliated with several professional and community-based organizations. From October 2008 to present, he has been a member of the American Public Transportation Association Business Members Board of Governors. From January 2008 to present, he has served as Chairman of the Dallas Community Development Commission. From September 1990 to present, he has served as Trustee of the African American Museum in Dallas. From February 2008 to February 2010, he served on the Board of Directors of the South West Transit Association, representing business members. From September 2004 to October 2006, he was Chairman of the American Public Transportation Association Transit Board Members’ Council. From October 2003 to October 2005, he served as Chairman of the Dallas Area Rapid Transit (“DART”) Board of Directors. From November 2002 to November 2005, he was Chairman of West Dallas Community Center, Inc. From January 2002 to January 2004, he was Chairman of the Dallas Black Chamber of Commerce. From December 1998 to November 2006, he served as a member of the DART Board of Directors.

Director Nominee	Business Experience and Other Directorships

From November 1996 to November 1998, he was Chairman of the City of Dallas Urban Rehabilitation Standards Board. From October 1996 to September 2008, he served as a Board member of the Dallas Convention & Visitors Bureau. In December 1981, Mr. Harrison earned a Master of Business Administration (Finance) with Honors from Atlanta University in Georgia. In August 1980, he graduated Magna Cum Laude from Southern University in Baton Rouge, La., where he earned a Bachelor of Science (Accounting).

Reasons Why Mr. Harrison Should Continue as a Director:
• Continue his service as an independent director of the Company;
• Possesses more than 20 years’ experience in commercial banking;
• Has more than 12 years’ experience in the public transit industry, the Company’s primary served market, including serving as Chairman of a major transit system operator in the Southwest;
• Enjoys strong, established relationships in the public transit industry and American
Public Transportation Association; and
• Possesses appropriate accounting or equivalent financial expertise.

Helga S. Houston, age 48, has been an independent director of the Company since November 2009. Since June 2009, she has served as co-manager of Phoenix Global Advisors, LLC, in Charlotte, N.C. Phoenix Global Advisors, LLC provides strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency. Specific projects range from corporate work-outs to cross-sell advisory work and product development. From May 1986 to December 2008, Ms. Houston held key positions at Bank of America offices in Charlotte, N.C., Boston, Mass., New York, N.Y., San Francisco, Calif., and Los Angeles, Calif. Those positions included: global consumer and small business risk and compliance executive from March 2006 to December 2008; wealth and investment management risk executive from January 2003 to February 2006; corporate and investment banking senior portfolio manager from January 2001 to December 2002; commercial real estate finance manager from January 1998 to December 2000; corporate real estate regional manager from January 1995 to December 1997; and multiple roles in commercial real estate lending from May 1986 to December 1995. As a member of the Risk Management Association, Ms. Houston served on its Board of Directors from October 2005 to October 2009. Ms. Houston earned an M.B.A. from the University of Southern California in Los Angeles, Calif., in 1988. A 1983 graduate of Westmont College in Santa Barbara, Calif., she received a bachelor’s degree in Business and Economics.

Reasons Why Ms. Houston Should Continue as a Director:
• Has a strong background in corporate risk and compliance, with more than six years of executive risk management responsibility;
• Served on the Board of the Risk Management Association from 2005 to 2009;
• Has more than 26 years of banking experience;
• Possesses significant accounting and financial expertise; and
• Maintains up-to-date knowledge related to the duties appropriate for the Board of
Directors and Audit Committee on which she serves.

Director Nominee	Business Experience and Other Directorships

C. James Meese Jr., age 68, has been an independent director of the Company since April 1991. Since April 1989, Mr. Meese has provided advice and assistance to both middle market and emerging companies on issues of company valuations, acquisitions and divestitures, market development, corporate governance, capital acquisition, strategic planning, exit strategies and organizational structuring through Business Development Associates, Inc., a strategic advisory firm, where he serves as the President. Prior to April 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Sixteen of those years were spent with West Pharmaceutical Services Inc., a New York Stock Exchange (“NYSE®”) company with approximately $1.1 billion in annual revenues. Mr. Meese was a member of the company’s Top Management Committee during his last four years with West Pharmaceutical Services Inc. Mr. Meese is also a director of Smart Online Inc. (SOLN.OB), and served as that company’s interim Chief Executive Officer from May 2009 until November 2009. He serves on Smart Online’s Compensation Committee, its Governance and Nominating Committee and is the Chairman of Smart Online’s Audit Committee. He has been designated as an Audit Committee Financial Expert under the regulations of the Sarbanes-Oxley Act of 2002 legislation, and is a member of the National Association of Corporate Directors and the National Funding Association. Mr. Meese received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

Reasons Why Mr. Meese Should Continue as a Director:
• Has more than 19 years’ experience as an independent director of the Company;
• Meets the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K and is financially literate as required by the pronouncements of the SEC and NASDAQ®;
• Possesses significant accounting and financial expertise specifically related to the Company; and
• Maintains up-to-date knowledge related to the duties appropriate for the Board of Directors and Audit Committee on which he serves.

Stephanie L. Pinson, age 73, has been an independent director of the Company since June 2001. She presently serves as president of Gilbert Tweed Associates, Inc., a well-established, retained executive search firm based in New York City. She joined Gilbert Tweed in December 1981, has been an owner since 1987, and served as principal prior to December 1996, when she became president. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the operations of the firm. Ms. Pinson is the practice leader for Gilbert Tweed’s widely recognized Transportation Search Practice, specializing in searches for Public Transit Authorities and their suppliers and supporting aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson also is engaged in the Information Technology, Insurance and Industrial Practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed Associates, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colo., from February 1978 to December 1980. From September 1972 to December 1980, she studied and taught Medieval English Literature at Rutgers University. Ms. Pinson serves in a variety of association and not-for-profit board positions. She is a past member of the American Public Transportation Association Executive Committee, having served as Vice Chair-Business Members and Vice Chair-Business Members at Large. She also served on the American Public Transportation Association Chairman’s Diversity Council and is a member of the Women’s Transportation Seminar Advisory Board. Ms. Pinson received her bachelor’s and master’s degrees in English Literature from Rutgers University, where she also qualified for the Ph.D.

Director Nominee	Business Experience and Other Directorships

Reasons Why Ms. Pinson Should Continue as a Director:
• Has more than nine years’ experience as an independent director of the Company;
• Has more than 29 years’ experience in human resources, compensation and diversity;
• Provides executive search services to clients in the transit market, which the Company serves;
• Possesses more than 20 years’ experience in the public transit industry, the Company’s primary served market; and
• Enjoys strong, established relationships in the public transit industry and American Public Transportation Association, where she has held numerous officer, committee and committee chair positions.

John K. Pirotte, age 60, has been an independent director of the Company since May 1996. Since July 2003, Mr. Pirotte has served as President of Axxiom Manufacturing, Inc., a privately held manufacturer of air blast equipment. From August 2000 to March 2002, he served as President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules. From March 1997 to December 2003, he served as President of Matrix Surface Technologies Inc., a privately held company that developed and marketed mechanical surface treatment technologies; that company has ceased operations. From July 1990 to December 2005, Mr. Pirotte served as Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that developed and marketed surface active chemical technology; that company has ceased operations. From July 1981 to August 1988, he was Chairman and Chief Executive Officer of The Aviation Group, Inc., a former NASDAQ®-listed company that was acquired in December 1985. From June 1979 to July 1981, he was Chief Financial Officer of The Aviation Group, Inc. Mr. Pirotte holds a B.A. from Princeton University and an M.S. from New York University Graduate School of Business Administration.

Reasons Why Mr. Pirotte Should Continue as a Director:
• Has more than 14 years’ experience as an independent director of the Company;
• Meets the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K and is financially literate as required by the pronouncements of the SEC and NASDAQ®;
• Has extensive experience in manufacturing, business financing, acquisitions, divestiture and turn-around management;
• Possesses significant accounting and financial expertise; and
• Maintains up-to-date knowledge related to the duties appropriate for the Board of Directors and Audit Committee which he chairs.

Juliann Tenney, age 57, has been an independent director of the Company since April 1991. Employed by the University of North Carolina at Chapel Hill since July 2007, and prior to that, Duke University from September 1998, she currently serves as Director of the Institutional Research Compliance Program. She occasionally serves as a lecturer in Duke University’s Nonprofit Management program. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director, Economic and Corporate Development, North Carolina Biotechnology Center. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney with an emphasis on real estate and business. Ms. Tenney received a B.A. from the University of North Carolina and a law degree from Duke University.

Director Nominee	Business Experience and Other Directorships

Reasons Why Ms. Tenney Should Continue as a Director:
• Has more than 19 years’ experience as an independent director of the Company;
• Possesses more than 20 years’ experience in providing legal counsel to individuals and organizations on human resources and compensation matters; and
• Has more than 23 years’ experience in corporate development and compliance.

David L. Turney, age 66, has been a director of the Company since May 1996. He has served as the Company’s Chairman of the Board of Directors, President and Chief Executive Officer since May 1998. In March 2010, he transferred his role of President to Oliver Wels and retained his duties as Chairman of the Board of Directors and Chief Executive Officer. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, Robinson Turney International, Inc. engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was a Robinson Turney International, Inc. client; all Robinson Turney International, Inc. clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., a NYSE®-listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From May 1984 to February 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in the American Public Transportation Association. A former chair of the American Public Transportation Association’s Business Members’ group, he presently serves on the American Public Transportation Association’s Business Members’ Board of Governors, Legislative Committees, as well as other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute, which was established by Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act and reauthorized in 1998. He served as Chairman of the Mineta Transportation Institute in 2007 and 2008. The Mineta Transportation Institute conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues, in accordance with the institute’s theme: “Transportation Policy Research and Transportation Management.” Mr. Turney received his B.S. in Industrial Management from the University of Arkansas in Fayetteville, and he has participated in numerous courses and seminars in finance, mergers and acquisitions, public company administration, and operations.

Reasons Why Mr. Turney Should Continue as a Director:
• Has more than 12 years’ experience in Company leadership;
• Possesses more than 25 years’ experience in the public transit industry, the Company’s primary served market;

•   Enjoys strong, established relationships in the public transit industry, the American
   Public Transportation Association and the Mineta Transportation Institute, where he has held numerous officer, committee and committee chair positions; and

• Recognized within the transit industry as being a leader, innovator and mentor to many.

Vote Required for Proposal One

Proposal One, regarding the election of nominees to serve as directors, must be approved by a plurality of the votes actually cast by holders of the Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

PROPOSAL TWO:

TO RATIFY THE SELECTION OF
INDEPENDENT AUDITORS FOR FISCAL YEAR 2010

Upon recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP to serve as independent public accountants of the Company for its fiscal year ending December 31, 2010. Although ratification is not required by the Company’s Amended and Restated Bylaws, as amended, or otherwise, the Board of Directors seeks to have the Shareholders ratify the selection of Grant Thornton LLP. Even if the selection is ratified, the Board of Directors in its discretion may select different independent public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the Shareholders.

Grant Thornton LLP has served as the Company’s independent public accountants since October 6, 2008. Previously, PricewaterhouseCoopers LLP served in that role from September 10, 2004 to October 1, 2008.

Current Principal Accountant’s Presence at the 2010 Annual Meeting of Shareholders

Grant Thornton LLP representatives are expected to be present at the 2010 Annual Meeting of Shareholders. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from Shareholders.

Audit and Audit-Related Fees

For details on audit and audit-related fees incurred in fiscal years 2009 and 2008, please refer to the Audit Committee Report herein.

Vote Required for Proposal Two

Proposal Two, regarding the approval of the selection of independent auditors, must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

PROPOSAL THREE:

TO AMEND THE DRI CORPORATION 2003 STOCK OPTION PLAN
TO INCREASE BY 600,000 THE NUMBER OF SHARES OF
COMMON STOCK THAT MAY BE ISSUED
PURSUANT TO AWARDS GRANTED UNDER THE PLAN

The Company desires to attract and retain the best available employees, directors, and consultants, as well as to encourage the highest level of performance by those persons, thereby enhancing the value of the Company for the benefit of the Shareholders. The Company and the Board of Directors’ Human Resource and Compensation (“HR&C”) Committee believe that, in order to accomplish these objectives, it is necessary to (1) meet the competitive requirements of the workforce marketplace; (2) offer equity incentives as part of the total compensation to be paid; and (3) reward the performance of existing and prospective directors, executive officers, and key employees, as well as increase the proprietary and vested interest of all such persons in the Company’s growth and performance, in a manner that provides them with a means to increase their holdings of Common Stock, thus better aligning their interests with the interests of the Shareholders.

At the 2010 Annual Meeting of Shareholders, the Shareholders are asked to approve an amendment to the DRI Corporation 2003 Stock Option Plan (the “Current Plan”), included herein as Appendix A, in its entirety and as amended, to increase the number of shares of Common Stock issuable upon the exercise of awards granted under the Current Plan from 1,575,000 shares to 2,175,000, an increase of 600,000 shares. It is the intention of the Board of Directors that the additional shares, if approved, will be evenly used for both equity grants and stock option grants as provided in the Current Plan.

Market Perspective and Basis of Award of Proposed Options

The HR&C Committee is charged with the responsibility of administering the Current Plan. This year, the HR&C Committee retained a compensation professional to review the pay practices of the Company and provide recommendations to ensure compensation designs implement the Company’s expressed compensation philosophy, support the Company’s strategy, and align executive and Shareholder interests. This review included an assessment of the equity compensation practices within the Company’s peer group to ensure the Company’s equity usage is reasonable and appropriate as compared to that of the marketplace (see the HR&C Committee Report herein for details pertaining to the peer group). The findings of this assessment show that the Company’s historical use of equity awards as a component of compensation is conservative compared to that of peer companies. Specifically, the findings show:

•	Overhang[1] and total potential dilution[2] approximate the 25th percentile of peer group companies, and

•	Three-year average run-rate[3] was the third lowest out of 14 peer group companies.

These patterns of equity compensation reflect the relatively conservative approach that the Company has used for equity awards as part of the compensation paid to key personnel and directors. The proposed request for the authorization of an additional 600,000 shares of Common Stock is sized consistently with authorization requests of peer companies and maintains total potential dilution below that of the peer group median. The Company will use these additional shares to continue to offer equity awards to key personnel and directors to further reward exemplary performance; both direct equity grants and stock option grants are anticipated.

Based on recommendations of the independent compensation professional, the HR&C Committee is changing its approach to equity grants. Equity grants will now be made semi-annually to executives at targeted long-term incentive values consistent with those of similarly situated executives in the marketplace. Grants

 1 Unvested and unexercised equity as a percentage of issued and outstanding shares.
 2 Unvested and unexercised equity plus shares reserved for future grant, as a percentage of issued and outstanding shares.
 3 Net annual equity grants as a percentage of issued and outstanding shares.

will be contingent upon meeting both overall Company financial and individual performance objectives important to the success and well being of the Company. These performance-based grants may be comprised of a mix of both stock options and full value share awards, each of which will contain additional time-vesting provisions. The value-based approach to equity grants is part of the Company’s overall compensation strategy to provide market competitive total compensation so as to continue to attract and retain executive talent needed to execute the business plan and increase Shareholder value. It should be noted that, in moving to a value-based grant approach, the Company recognizes that actual share usage will be based primarily on performance (as noted previously) and the stock price on dates of grant. It is expected that as the Company continues to improve performance such that the stock price increases, share usage will decrease as the Company requires fewer shares to deliver the same targeted equity value.

The aforementioned annual approach replaces previous grant practices, which were substantially discretionary. Although the prior basis for equity awards did require performance-based justification, there was no formally articulated process for determining the size and/or timing of the awards. Future equity grants will occur in accordance with predetermined schedules and in predefined equity values (see the HR&C Committee Report herein for a more detailed description of equity grant timing and levels). In this way, the HR&C Committee can more directly link equity grants to performance, manage share utilization, and communicate the grant date value of awards to executive participants as part of the their total direct compensation opportunity.

Additional Historical Perspective: Old Plan Options

In the past, equity compensation awards have been made exclusively through stock option grants. The Company’s original Incentive Stock Option Plan (the “Old Plan”) was adopted and became effective April 27, 1993. Of the 980,000 shares of Common Stock approved for issuance under the Old Plan and its subsequent amendments, 118,000 options remained outstanding as of December 31, 2009. The following table provides a summary of the Old Plan options outstanding and awarded as of December 31, 2009.

Old Plan Options Outstanding and Awarded as of December 31, 2009

# of Old Plan
Options
Outstanding	Held By

27,000	Board of Directors’ Old Plan Options
74,000	Employee Old Plan Options
17,000	Other (Former Directors) Old Plan Options

118,000	Total Old Plan Options Outstanding

As of December 31, 2009:

•	All outstanding options issued to the Company’s directors under the Old Plan had an option expiration date of June 25, 2011;

•	All outstanding options issued to the Company’s employees under the Old Plan had option expiration dates ranging from June 1, 2010 to July 23, 2011; and

•	All outstanding options issued to former directors of the Company under the Old Plan had an option expiration date of June 25, 2011.

As of April 30, 2003, new awards no longer may be awarded under the Old Plan. The Company has not made or entered into any commitments, agreements, or understandings with respect to the replacement of options that have expired or subsequently expire under the Old Plan.

Current Plan and Proposed Amendment

The Current Plan was adopted and became effective at the Annual Meeting of Shareholders on April 30, 2003. Initially, a total of 175,000 shares of Common Stock were approved by Shareholders for issuance under the Current Plan. At the Annual Meeting of Shareholders in 2004, an additional 200,000 shares of Common Stock were approved for issuance under the Current Plan. At the Annual Meeting of Shareholders in 2005, an additional 300,000 shares of Common Stock were approved for issuance under the Current Plan. At the Annual Meeting of Shareholders in 2008, an additional 900,000 shares of Common Stock were approved for issuance under the Current Plan. As of December 31, 2009, a total of 1,575,000 options have been approved by Shareholders under the Current Plan.

The following table summarizes the number of Current Plan options approved by Shareholders and the date of such approvals.

Current Plan Options Approved by Shareholders as of December 31, 2009

# of Current
Plan Options
Approved	Date of Shareholder Approval

175,000	Current Plan Options Approved by Shareholders on April 30, 2003
200,000	Additional Current Plan Options Approved by Shareholders on May 26, 2004
300,000	Additional Current Plan Options Approved by Shareholders on June 3, 2005
900,000	Additional Current Plan Options Approved by Shareholders on June 3, 2008

1,575,000	Total Current Plan Options Approved by Shareholders as of December 31, 2009

The Current Plan will terminate on the 10th anniversary date of its adoption, or April 30, 2013, after which date no new Current Plan options may be awarded.

Current Plan Option Grants in Fiscal Year 2009

The following table summarizes the Current Plan options that were granted to the Company’s named executive officers, non-executive directors, and non-executive officer employees in fiscal year 2009. Option grants since January 1, 2009 are not necessarily indicative of future grants to be made under the Current Plan due to the change in grant process described above.

Current Plan Option Grants in Fiscal Year 2009

			Market
Name	Position	Quantity	Price $		$ Value*

David L. Turney	Director, Chairman of the Board of Directors and Chief Executive Officer	30,000	$1.17		$35,100
Stephen P. Slay	Vice President, Chief Financial Officer, Secretary and Treasurer	20,000	$1.17		$23,400
Lawrence A. Hagemann	Vice President and Chief Technology Officer	15,000	$1.17		$17,550
Rob R. Taylor	Vice President and Chief Operating Officer, North Carolina Operations	25,000	$1.17		$29.250
Oliver Wels	President, Chief Operating Officer, Global Operations	25,000	$1.17		$29,250
Oliver Wels	President, Chief Operating Officer, Global Operations	40,000	$1.49		$59,600
Executive Officers as a Group		155,000	$1.25	**	$194,150
Non-Executive Directors as a Group		127,000	$1.20	**	$152,230
Non-Executive Officer Employees as a Group		75,000	$1.18	**	$88,550

Notes:

*	Amounts represent the market value of the underlying shares of Common Stock on the date of grant, which is derived by multiplying the number of options granted by the NASDAQ® per-share closing price of the Common Stock on the date of grant.

**	Amounts represent the average NASDAQ® per-share closing price of the underlying shares of Common Stock on the date of grant.

Current Plan Options Outstanding and Awarded as of March 31, 2010

As of March 31, 2010, a total of 1,376,720 Current Plan options were outstanding, a total of 40,947 Current Plan options had been exercised, and a total of 157,333 Current Plan options were available for future awards. The following table summarizes the number of options outstanding and awarded under the Current Plan as of March 31, 2010.

Current Plan Options Outstanding and Awarded as of March 31, 2010

# of Current
Plan Options
Outstanding	Held By

367,000	Board of Directors’ Current Plan Options
1,009,720	Staff Current Plan Options

1,376,720	Total Current Plan Options Outstanding

Summary of All Equity Compensation Plans

The following table provides information, as of December 31, 2009, with respect to all equity compensation plans and individual compensation arrangements of the Company under which equity securities of the Company are authorized for issuance to the Company’s directors, executive officers, and key employees. The Company has no equity compensation plans that have not been approved by Shareholders.

Equity Compensation Plans as of December 31, 2009

			C: Number of
			Securities
			Remaining Available
			for Future Issuance
	A: Number of		Under Equity
	Securities to Be Issued	B: Weighted-Average	Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column A)

Old Plan Options	118,000	$2.32	None
Current Plan Options	1,361,870	$2.36	172,183
Total	1,479,870	$2.36	172,183

Current Plan Benefits

Because equity compensation awards granted under the Current Plan are based substantially on achievement of performance criteria, the Current Plan awards that will be granted in the future are not easily determinable. Based on modeling results of variable performance and stock price scenarios, the Company anticipates the 600,000 proposed additional shares of Common Stock will stretch somewhere between two and five years. Further, the Company has not made or entered into any commitments, agreements or understandings related to any future Current Plan awards as proposed to be amended.

The Board of Directors believes both of the Company’s stock option plans have been of substantial value in terms of encouraging the performance of the Company’s directors, executive officers and key employees.

Since only 157,333 Current Plan options remained available for issuance as of March 31, 2010, the Board of Directors believes the Company’s ability to derive further benefits from the Current Plan will be limited unless the proposed amendment is approved by the Shareholders. Therefore, the Board of Directors has approved, subject to the approval of the votes represented by the holders of the Voting Stock, an amendment to the Current Plan to increase the number of underlying Common Stock shares available for issuance as Current Plan options by an additional 600,000 shares of Common Stock. The Current Plan’s provisions, as well as the proposed amendment, are summarized in this Proxy Statement.

As mentioned previously, the Company intends to make future equity compensation awards through a mix of stock options and full value equity grants, and anticipates that the split between these two award categories will be even in general. Full value equity grants will now be used at the discretion of HR&C Committee to increase executive beneficial ownership, enhance personnel retention, prolong the duration of the share authorization pool, and balance risk exposure to stock price volatility. Of primary importance to the HR&C Committee is the goal of increasing executive stock ownership, which the HR&C Committee believes improves Shareholder alignment and ultimately increases future enterprise value creation.

The Company intends to register on Form S-8 the additional 600,000 shares of Common Stock that will be issuable under the Current Plan under the Securities Act of 1933, as amended (the “Act”), assuming the Shareholders approve the proposal to increase the number of available shares. Shares of Common Stock purchased pursuant to the Current Plan after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the Act), to compliance with applicable Rule 144 provisions.

Vote Required for Proposal Three

Proposal Three, regarding the amendment to the DRI Corporation 2003 Stock Option Plan to increase by 600,000 the number of shares of Common Stock that may be issued pursuant to awards granted under that Plan must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

CORPORATE GOVERNANCE DISCLOSURE

Leadership Structure

According to the Company’s Amended and Restated Bylaws, as amended, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws under which the Company is formed or in the Company’s Articles of Incorporation, as amended.

The Board of Directors currently is comprised of eight directors, seven of whom are independent:

Director	Current Role	Director Since	Other

John D. Higgins	Lead Independent Director	February 1998	Lead Independent Director Since June 2005
Huelon Andrew Harrison	Independent Director	June 2008	—
Helga S. Houston	Independent Director	November 2009	—
C. James Meese Jr.	Independent Director	April 1991	—
Stephanie L. Pinson	Independent Director	June 2001	—
John K. Pirotte	Independent Director	May 1996	—
Juliann Tenney	Independent Director	April 1991	—
David L. Turney	Director, Chairman of the Board of Directors and Chief Executive Officer	May 1996	Chairman of the Board of Directors, President and Chief Executive Officer From May 1998 to March 2010; Transferred the Role of President to Oliver Wels in March 2010; Continues Roles of Chairman of the Board of Directors and Chief Executive Officer

The Board of Directors, by resolutions adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, and one or more other committees. Each such committee may exercise the authority of the Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, provided that the authority of each such committee shall be subject to the limitations set forth in North Carolina law, as now or hereafter amended. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

The officers of the Company shall be the President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

The Board of Directors may, in its discretion, elect a Chairman of the Board of Directors. If a Chairman of the Board of Directors has been elected, he shall, when present, preside at all meetings of the Board of Directors and Shareholders and shall have such other powers as the Board of Directors may prescribe. As a non-independent director, Mr. Turney, in his role as Chairman of the Board of Directors, may not participate in closed sessions of the Board of Directors, which are held during each meeting of the Board of Directors. The Lead Independent Director presides over closed sessions of the Board of Directors’ meetings.

The Board of Directors generally follows the philosophy that management personnel are charged with management of the Company and the Board of Directors is charged with oversight, setting the policy framework for such and for monitoring performance and compliance.

The Board of Directors’ access to management is broad based; access is routinely focused on executive management (defined for this purpose as the Company’s Chief Executive Officer and those who report directly to the Chief Executive Officer). However, additional access is made available upon request as noted below.

As a matter of good corporate governance practice, the Company considers that the Board of Directors should generally have access, under appropriate circumstances and with appropriate cautionary considerations, to all Company employees, in order to ensure that directors can ask all questions and glean all information necessary to fulfill their duties. In this context, executive management is expected to invite selected Company personnel to Board of Directors and committee meetings at which their presence and expertise would help the Board of Directors to have a more full understanding of matters being considered while facilitating the Board of Directors’ developing an independent judgment of the personnel so exposed to the Board of Directors.

Typically, such contact is for informational purposes in clarification of previously disclosed or soon-to-be disclosed public information. Exceptions to this general rule are granted in event of “whistleblower” communications where the matter is potentially such as to be referred to the Audit Committee for review and consideration of further action (see Audit Committee Charter available in the Governance section of the Company’s Web site, www.digrec.com).

From the Company’s initial public offering in November 1994 to March 2010, the positions of Chairman of the Board of Directors, President and Chief Executive Officer had been combined to achieve better efficiency. David L. Turney had served in this combined leadership role from May 1998. However, upon approval of the Board of Directors and effective March 25, 2010, Mr. Turney turned over his position as President of the Company to Oliver Wels, who also is Chief Operating Officer of Global Operations. Mr. Turney continues as the Company’s Chairman of the Board of Directors and Chief Executive Officer under his existing Executive Employment Agreement, effective January 1, 2008, which was previously disclosed in and filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 18, 2008.

The Board of Directors has mechanisms in place to promote its independence and the independent oversight of management; therefore, the Board of Directors does not believe that splitting the roles of Chairman of the Board of Directors and Chief Executive Officer would improve its effectiveness or independence or the Company’s performance.

Like the more than 60 percent of the companies in the S&P 500, including such companies as General Electric and Texas Instruments, that have a unified Chairman of the Board of Directors and Chief Executive Officer role, the Company proceeds in confidence in this structural approach. We believe this model succeeds because it makes clear that the Chief Executive Officer is responsible for managing the Company’s business, under the oversight and review of the Board of Directors, and for developing the Company’s strategy, with the guidance and assistance of members of the Board of Directors. We believe the Company and its Shareholders are best served by a talented executive in a unified role of Chairman of the Board of Directors and Chief Executive Officer to act as a bridge between management and the Board of Directors, helping both to fulfill their common purpose. Moreover, a Chairman of the Board of Directors without the industry knowledge of the Chief Executive Officer would be significantly less effective in leading the Board of Directors.

In June 2005, the Board of Directors adopted a lead independent director concept to further its independence. John D. Higgins, an independent director since February 1998, has served as the Company’s Lead Independent Director since the concept’s inception. Mr. Higgins leads each closed session of each meeting of the Board of Directors. All Board of Directors’ meetings, as well as a vast majority of the Board of Directors’ committee meetings, held in fiscal year 2009 included closed sessions that excluded management’s participation.

Additionally, the Board of Directors has adopted a number of governance practices that are designed to further promote the independence of the Board of Directors and independent oversight of management, including the Chairman of the Board of Directors and Chief Executive Officer. First, with the exception being the Chairman of the Board of Directors and Chief Executive Officer, seven out of the eight current members of the Board of Directors are independent directors. Second, with the exception of the Executive Committee, each committee of the Board of Directors consists entirely of, and is chaired by, independent directors. Third, the independent directors and committees of the Board of Directors meet regularly in executive sessions at which Mr. Turney and other members of management are excluded. Further, the HR&C Committee, which consists entirely of independent directors, is responsible for evaluating the performance of the Chief Executive Officer and for recommending the Chief Executive Officer’s compensation to the independent members of the Board of Directors for approval.

Board of Directors’ Role in Risk Oversight

The Board of Directors is directly involved in evaluating and setting strategy, as well as the strategic planning of the Company; this includes assessment and management of risk and operational planning. The Board of Directors has further strengthened its risk assessment, management, and oversight by three specific actions:

•	In August 2009, all then-current directors attended a continuing education session on risk management theory in general and further in the context of the Strategic Plan previously noted. That educational session was led by the same person who assisted management in the enterprise risk management review of the Strategic Plan.

•	Primarily in third quarter 2009, the Board of Directors requested and management provided an elevated degree of risk assessment as a part of the long-standing, three-year Strategic Planning process of the Company. This included educational and advisory services of a noted leader in the area of enterprise risk management wherein the fiscal years 2010-2013 Strategic Plan was analyzed in risk context and specific actions to manage and mitigate such risks were defined for implementation. Upon study, critique and review of that Strategic Plan, the Board of Directors approved its implementation inclusive of its risk management elements.

•	In November 2009, the Board of Directors appointed Helga S. Houston as an independent director. Ms. Houston is a financial services veteran with more than 26 years of banking experience, including seven years of risk and compliance experience. As a member of the Risk Management Association, she served on its Board of Directors from October 2005 to October 2009. The Risk Management Association is a member-driven professional association focused on advancing the use of sound risk management principles in the financial services industry.

Shareholder Communications With Current Directors

To communicate with the Company’s current directors, Shareholders should submit their comments by (1) sending written correspondence via mail or courier to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; (2) completing the online form via the “Contact Us” page at www.digrec.com; (3) e-mailing ir@digrec.com; (4) calling (214) 378-8992; or (5) faxing (214) 378-8437.

For more information about the Company’s Policy and Guidelines on Shareholder-Initiated Communications, refer to the CG&N Committee Charter, Appendix 8, which is available in the Governance section of the Company’s Web site, www.digrec.com.

Board of Directors’ Meetings in Fiscal Year 2009

The Board of Directors held six meetings in fiscal year 2009. With the exception of Helga S. Houston, who was appointed to the Board of Directors and the Audit Committee in November 2009, all of the Company’s current directors attended more than 75 percent of the aggregate of meetings of the Board of Directors and committees on which they served during fiscal year 2009. All Board of Directors’ meetings include a closed session, chaired by the Lead Independent Director, in which management does not participate.

Board of Directors’ Committees

The Board of Directors has delegated certain of its authority to its Audit, CG&N, Executive, HR&C and Technology committees.

Summary of the Committees on Which Current Company Directors Serve

Name	Current Role	Audit		CG&N	Executive	HR&C		Technology(1)

John D. Higgins(2)	Lead Independent Director	X		X(3)	X
Huelon Andrew Harrison	Independent Director					X
Helga S. Houston(4)	Independent Director	X
C. James Meese Jr.	Independent Director	X		X				X	(3)
Stephanie L. Pinson	Independent Director			X		X
John K. Pirotte	Independent Director	X	(3)		X			X
Juliann Tenney	Independent Director					X	(3)
David L. Turney(5)	Director, Chairman of the Board of Directors and Chief Executive Officer				X (3)

Notes:

(1)	Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, attends open sessions of the Technology Committee as a voting, non-director member of the Technology Committee.

(2)	Lead Independent Director

(3)	Committee Chairperson

(4)	Ms. Houston was appointed to the Board of Directors and the Audit Committee in November 2009.

(5)	David L. Turney, the Company’s Chairman of the Board of Directors and Chief Executive Officer, chairs the Executive Committee as a voting member and also attends open sessions of other committees in a non-voting capacity at the discretion of those committees.

Other than as previously described, no other Company officer or employee is a member or chair of any committee of the Board of Directors. Most committee meetings include a closed session in which management does not participate.

Each committee has a formal charter, which is annually reviewed and modified as appropriate; committee charters are generally summarized in the committee reports in this Proxy Statement. Each committee’s complete charter is located within the Governance section of the Company’s Web site, www.digrec.com. Upon request, copies of committee charters will be provided without charge to Shareholders. Such requests may be made by contacting: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; or by e-mailing ir@digrec.com.

Audit Committee

The Company has a separately designated Audit Committee established for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of its financial statements.

The Audit Committee met eight times in fiscal year 2009. It has four members, all of whom are independent: John K. Pirotte (Chair), John D. Higgins, Helga S. Houston, and C. James Meese Jr. Ms. Houston was appointed to the Board of Directors and the Audit Committee in November 2009.

The Board of Directors has determined that at least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

David L. Turney and Stephen P. Slay, the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer, attend the open session portions of Audit Committee meetings in non-voting capacities at the discretion of the Audit Committee.

The Audit Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during all Audit Committee meetings, unless the Audit Committee unanimously agrees that such is not necessary.

The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders, and directly manages the relationship with the audit firm, including setting of all related fees. The Audit Committee evaluates and approves any proposed retention of the independent auditor or its affiliates for any audit-related, tax and routine non-audit services, and reviews and approves the fee and other contractual arrangements for those services. The Company’s independent auditors report directly to the Audit Committee.

The complete Audit Committee Report appears herein.

Corporate Governance and Nominating Committee

The CG&N Committee met four times in fiscal year 2009. It has three members, all of whom are independent: John D. Higgins (Chair), C. James Meese Jr., and Stephanie L. Pinson.

David L. Turney attends the open session portions of CG&N Committee meetings in a non-voting capacity at the discretion of the CG&N Committee. The CG&N Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during most CG&N Committee meetings.

The CG&N Committee plays a key role in leading good governance policies and practices within the Company. It considers the Company’s governance key and integral to increased Shareholder value. Its major areas of governance focus include: (1) clarifying the duties and responsibilities of the Board of Directors and the CG&N Committee; (2) evaluating the Board of Directors’ structure and composition, including filling the seats of the Audit, HR&C, and CG&N committees with non-executive directors; (3) monitoring policies and practices of the Board of Directors and meetings, as well as Shareholder meetings, communications and conduct, including the Company’s Code of Conduct and Ethics; (4) reviewing and monitoring the structure and performance of the Board of Directors, individual directors and committees; (5) facilitating and leading, through a lead independent director concept, regular closed meetings of non-executive directors as part of all Board of Directors’ meetings; and (6) seeking and evaluating nominees for directorship.

Seeking to assure that an appropriate mix of talent and experience is present to adequately represent the Shareholders, the CG&N Committee also:

•	Leads the initiative to identify, screen, recruit, interview, recommend and (when so elected or appointed) orient individuals deemed to be appropriate to serve on the Board of Directors;

•	Considers recommendations from all sources, including director nominees submitted by the Shareholders, as related to serving on the Board of Directors; and

•	Acts as an advisory committee to the Board of Directors with respect to populating committees (subsequently voted upon by the Board of Directors).

Procedures for submitting director candidates can be found within the CG&N Committee Charter, which is available in the Governance section of the Company’s Web site, www.digrec.com. The CG&N Committee evaluates Shareholder submissions in the same manner and under the same criteria as submissions by members of the Board of Directors.

During fiscal year 2009, the CG&N Committee assessed and evaluated the size and composition of the Board of Directors in context of having appropriate and necessary talent and resources with which to fully discharge duties at both the Board of Directors’ level and also at the working committee level. It was determined that additional talent in risk management would be beneficial to the Board of Directors and, hence,

Ms. Houston was recruited for service on the Board of Directors. Ms. Houston was recommended by the Company’s general legal counsel and was extensively interviewed by the CG&N Committee. With that action competed, the CG&N Committee further determined and recommended to the Board of Directors: (1) that the Board of Directors appoint Ms. Houston, whose appointment occurred on November 20, 2009, and (2) that the slate of director nominees as presented herein be submitted to the Shareholders in this Proxy Statement. The CG&N Committee also reviewed and adopted changes to its Charter related to Shareholder meetings, communications and conduct.

The CG&N Committee also considered the Rights Agreement, as defined below, and recommended its termination to the Board of Directors. On September 22, 2006, the Board of Directors had approved a Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock outstanding on October 9, 2006, to the Shareholders of record on that date. The description and terms of the Rights were set forth in the Rights Agreement and all of the exhibits thereto, which were filed as exhibits to the Company’s Form 8-A, filed with the Securities and Exchange Commission on October 2, 2006. On February 25, 2010, the Board of Directors determined that it was in the best interests of the Company and its Shareholders to terminate the Rights Agreement and, upon such determination, elected to accelerate the Expiration Date of the Rights Agreement from September 22, 2016 to February 26, 2010, effectively terminating the Rights Agreement and the associated Rights as of such date. A Form 8-K regarding the termination of the Rights Agreement was filed with the SEC on March 2, 2010.

Executive Committee

The Executive Committee met five times in fiscal year 2009. It has three members: Chairman of the Board of Directors and Chief Executive Officer David L. Turney (chair) and independent directors John D. Higgins and John K. Pirotte. The Executive Committee does not exclude non-independent directors and managers during its meetings; however, a closed session of the independent directors occurs during some Executive Committee meetings. Also, an additional independent director may be invited to join a committee meeting as a voting member for a particular meeting’s specific purpose.

The Executive Committee acts for the Board of Directors within specified limits of authority primarily focused on balance sheet subject matters, strategic issues, financing, and mergers and acquisitions. Additionally, it serves in an advisory or “sounding board” capacity for the Company’s Chief Executive Officer in all respects with particular emphasis on corporate strategic matters, mergers and acquisitions, balance sheet and financing issues. The Executive Committee also provides an oversight function for long duration initiatives of strategic nature and fulfills a review and monitoring function in areas of performance deficiency or difficulties.

During fiscal year 2009, the Executive Committee considered merger and acquisition-related possibilities including a recommendation to approve management’s proposal to acquire the remaining 50 percent equity interest in Mobitec Brazil Ltda. The Executive Committee’s deliberations also included balance sheet, financing, and cash flow related matters and alternatives, approving for subsequent consideration and ratification by the Board of Directors, as appropriate, certain financing actions as more fully presented in the Annual Report on Form 10-K for fiscal year ended December 31, 2009.

Human Resource and Compensation Committee

The HR&C Committee met four times in fiscal year 2009 in formal sessions and conducted numerous separate informal communications sessions on various issues. It has three members, all of whom are independent: Juliann Tenney (Chair), Huelon Andrew Harrison and Stephanie L. Pinson.

David L. Turney attends the open session portions of HR&C Committee meetings in a non-voting capacity at the discretion of the HR&C Committee. The HR&C Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during most HR&C Committee meetings.

The role of the HR&C Committee, acting with oversight and approval of the Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations and perquisites for all of the Company’s employees, which are summarized in the HR&C Committee Report included in this Proxy Statement.

The HR&C Committee has delegated its authority, subject to compliance with the compensation policy as set forth by the HR&C Committee, to the Chief Executive Officer to determine the compensation of the Chief Financial Officer and the other named executive officers. In determining compensation of a named executive officer, the Chief Executive Officer works in consultation with the HR&C Committee to ensure that the Company’s overall compensation policy objectives are met.

The HR&C Committee directly evaluates the performance of the Chief Executive Officer and, subject to approval by the Board of Directors, sets his compensation. In addition, the HR&C Committee monitors the Company’s compensation policies and practices, as well as reviews the compensation decisions made by the Chief Executive Officer for all other named executive officers for conformance to performance- and market-based compensation considerations.

The HR&C Committee strives to align strategy, values and management compensation initiatives with Shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace and high standards of ethical behavior devoid of conflicts of interest and the appearance of impropriety.

The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of the Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

The HR&C Committee, as required by the Board of Directors, reviews and maintains a formal succession planning initiative. Succession plans have been in place, and formally communicated to key executive employees, for more than four years. Given the limitations on resources in a small company, much of that succession planning through fiscal year 2009 has been based on developing talent to carry-on in a transition mode uninterrupted in the event of a sudden absence of the Chief Executive Officer. More recently, this succession planning has advanced in keeping with resource limitations to include specific organizational and responsibility modifications in key executive management to further strengthen the organization, as well as to further advance succession planning. Additionally, managers below the executive level are required to annually specify what actions should be implemented in their team in the event their ability to continue in service to the Company should be unexpectedly interrupted.

The complete HR&C Committee Report appears herein.

Technology Committee

The Technology Committee met two times in fiscal year 2009. It has three members, two of whom are independent members of the Board of Directors: C. James Meese Jr. (Chair), and John K. Pirotte. Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, attends the Technology Committee meetings in a voting capacity.

David L. Turney attends the open session portions of Technology Committee meetings in a non-voting capacity at the discretion of the Technology Committee. The Technology Committee excludes all non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during most Technology Committee meetings.

The Technology Committee serves in an advisory capacity to the Company’s executive management and the Board of Directors, providing oversight and guidance in the context of: (1) technology evolution and innovation, (2) technology in operations and risk mitigation, (3) technology as a competitive tool, and (4) technology as a means to improve Shareholder value. The Technology Committee also reviews and monitors long-duration technology initiatives, technology performance deficiencies and other technology-related matters, as deemed appropriate and/or requested by the Board of Directors.

During fiscal year 2009, the Technology Committee continued its goal of monitoring the Company’s technological progress and challenges. The Technology Committee specifically worked with management on the technology issues, opportunities and concerns in the Strategic Business Plan and Operating Plan, as well as addressed technology issues and opportunities of the Company’s products in existing and new markets.

Corporate Governance Practices

The Board of Directors seeks, considers and implements good governance practices as appropriate for the Company and as in the best interest of Shareholders, as well as seeks to fully comply with regulations and regulatory authority guidelines as they emerge. It is the Board of Directors’ belief that good governance practices translate into increased Shareholder value. The Board of Directors believes the Company is well positioned in this regard. Please note that the Company’s governance information, including its Code of Conduct and Ethics, is available in the Governance section of the Company’s Web site, www.digrec.com.

Code of Conduct and Ethics — Foreign Corrupt Practices Act

Acting in cooperation with the Audit Committee and CG&N Committee, the HR&C Committee actively participates in maintaining a Code of Conduct and Ethics for and by all employees, officers, and directors of the Company. The HR&C Committee monitors to ensure there shall be no retaliation against employees who may bring to the attention of appropriate higher authority any matter that might constitute a breach of Company policy, ethics or acceptable conduct. Such higher authority extends to and includes the Board of Directors. The Code of Ethics includes express intent of the Company to maintain compliance with all applicable laws and regulations. Such includes compliance with provisions of the Foreign Corrupt Practices Act (the “FCPA”). Recently, the Company has implemented actions expected to ultimately further strengthen compliance with the FCPA through compilation and dissemination of educational and policy materials as well as a more formal form of certification and oversight including involvement by outside legal counsel as and when appropriate. The Company’s Code of Conduct and Ethics is available in the Governance section of the Company’s Web site, www.digrec.com.

Whistleblower Policy

The Company is committed to conducting its business in accordance with the highest ethical standards and to maintaining a workplace environment that encourages open and honest communication. As part of that commitment and in accordance with the Company’s Code of Conduct and Ethics, which sets forth principles by which the Board of Directors expects the Company’s officers, employees and the Board of Directors’ members to comply, the Company has instituted a formal “whistleblower” policy known within the Company as the “Open Communications – Concerned Stakeholder” Policy (“OCCS Policy”).

Through the OCCS Policy, the Company maintains several distinct avenues for facilitating communications among its employees and the Board of Directors, including: (1) a third-party-administered, Internet-based service for reporting financial and ethical matters; (2) a third-party-administered, Internet-based service for reporting human resource and other matters; (3) a corporate “hot line” for use by employees; and (4) suggestion boxes in most facilities.

In order to create such an open environment and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards, the Company created procedures by which employees and the Board of Directors may report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws. In addition, the Company also established special procedures for the submission of confidential, anonymous complaints involving the Company’s accounting practices and internal auditing controls, including any questionable accounting or auditing matters.

The reporting of valid complaints serves to strengthen the Company and enhance its ability to maintain its commitment to ethical practices. Therefore, the Company encourages its employees to submit complaints or reports of violations in all appropriate circumstances. Employees who file reports or provide evidence that they know to be false or who do not have any reasonable basis for believing that their reports are truthful and accurate will not be protected by the non-retaliation provisions of the policy and may be subject to disciplinary action up to and including termination of employment. In addition, except to the extent required by law, the OCCS Policy does not change an employee’s or director’s obligation to keep confidential the Company’s trade secrets and other confidential information.

For more information about the OCCS Policy, refer to the Audit Committee Report herein.

Professionalism and Continuing Education

The Board of Directors previously adopted a Professionalism and Continuing Education Policy under guidance of the HR&C Committee. In fiscal year 2009, all directors in service through the full year either attended continuing education courses or availed themselves of additional education through self study for a minimum of eight hours’ credit. Helga S. Houston, who was appointed to the Board of Directors and the Audit Committee in November 2009, was exempt from the fiscal year 2009 continuing education requirement.

Diversity

We believe our respect for others and our commitment to diversity represent vital strengths of the Company. All directors, officers and employees are expected to strive to make the Company one of diversity in its conduct, thinking, and practice and an equal opportunity organization, in all respects. The Company’s commitment to diversity is reflected in the CG&N Committee Charter, which includes the Company’s Code of Conduct and Ethics, available in the Governance section of the Company’s Web site, www.digrec.com.

The Company has approximately 244 employees worldwide serving over 500 customers in more than 50 countries. Our employees represent more than eleven countries and cultures, including: Australia, Brazil, Canada, France, Germany, India, Mexico, Russia, Singapore, the United Kingdom, and the United States.

Nepotism

There is no relationship by blood, marriage or adoption between any of the Company’s directors, director nominees or executive officers.

AUDIT COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The Audit Committee has four members, all of whom are independent directors: John K. Pirotte (Chair), John D. Higgins, Helga S. Houston, and C. James Meese Jr. Ms. Houston was appointed to the Board of Directors and the Audit Committee in November 2009.

The Board of Directors has determined that at least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

David L. Turney and Stephen P. Slay attend the open session portions of Audit Committee meetings in non-voting capacities at the discretion of the Audit Committee. The Audit Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during all Audit Committee meetings.

The Audit Committee met eight times in fiscal year 2009 in formal sessions and conducted numerous separate informal communications sessions on various issues.

Role

The Audit Committee is appointed by the Board of Directors, upon the recommendation of the CG&N Committee, to assist the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal, regulatory and NASDAQ® Capital Market listing requirements; and (3) the independence and performance of the Company’s independent auditors. The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors, a copy of which is available on the Company’s Web site, www.digrec.com. The Charter is reviewed and updated at least on an annual basis. The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders. The Audit Committee directly manages the relationship with the audit firm, including the setting of all fees.

The Audit Committee regularly requests and receives information from the Company’s officers and employees, as it deems appropriate in the performance of its duties. The Audit Committee also has the authority to retain special legal counsel, accountants or other consultants to advise it to the extent necessary in the performance of its duties. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Company’s Chief Executive Officer and the Chief Financial Officer attend Audit Committee meetings as non-voting attendees during the open session portions of each Audit Committee meeting, at the unanimously decided request of the Audit Committee.

The Audit Committee meets with the independent auditors and management in separate sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately. The Audit Committee evaluates and approves any proposed retention of the independent auditor, or affiliates, for any audit-related, tax and routine non-audit service, and reviews and approves the fee and other contractual arrangements for those services. The Audit Committee further takes any steps necessary and consistent with its authority to ensure significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. With relevant input provided by our independent auditor, the Audit Committee reviews management’s system of internal controls and the effectiveness of systems for monitoring compliance with laws and regulations with the objective that financial reporting is in accordance with applicable regulations and disclosure.

The Audit Committee and the Board of Directors have adopted a Policy Statement and Procedures for a Reporting of Violations and Complaints, which is part of a multi-faceted written communications policy and procedure referred to as the OCCS Policy, described previously in the “Whistleblower Policy” section herein. The OCCS Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The OCCS Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws, without fear of retaliation. It contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls. This aspect of the OCCS Policy is administered by an outside independent party, is accessible at all times and utilizes telephone, e-mail and Internet-based, multi-lingual communications channels flowing through corporate legal counsel for re-direct to the appropriate party for action. Investigation, action, and follow-up are processed in a controlled, confidential and documented manner in a retaliation-free environment. For more information about the OCCS Policy, refer to the “Whistleblower Policy” section herein.

Audit Fees

The aggregate audit fees billed during fiscal year 2009 by independent registered public accounting firms for audit services were approximately $742,000 of which approximately $5,000 was billed by PricewaterhouseCoopers LLP and approximately $737,000 was billed by Grant Thornton LLP.

The aggregate audit fees billed during fiscal year 2008 by independent registered public accounting firms for audit services were approximately $512,000 of which approximately $122,000 was billed by PricewaterhouseCoopers LLP and approximately $390,000 was billed by Grant Thornton LLP.

These fees were for services rendered for the audit of the Company’s financial statements and the reviews of interim financial statements included in the Company’s Forms 10-K and 10-Q, as well as services that generally only the independent auditor can provide, such as statutory audits, reviews of interim financial statements and assistance with documents filed with the SEC.

Audit-Related Fees

Audit-related services consist of assurance and related services (e.g., due diligence) by an independent auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The Company incurred $81,000 in audit-related fees in fiscal year 2009, as compared to $25,000 in audit-related fees incurred in fiscal year 2008.

Tax-Related Fees

The aggregate tax fees billed during fiscal year 2009 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns or tax planning services were approximately $113,000 of which approximately $45,000 was billed by BKD LLP (formerly KBA Group LLP), an independent, registered public accounting firm, and approximately $68,000 was billed by Grant Thornton LLP. This compares to $63,000 in aggregate tax fees billed during fiscal year 2008 for the same services by BKD LLP.

All Other Fees

There were no other fees billed by independent, registered public accounting firms in fiscal years 2009 or 2008.

Pre-Approval Policy

The Audit Committee has established a policy within its Charter to pre-approve all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee approved 100 percent of the audit fees, audit-related fees, and tax-related fees that were incurred by the Company in fiscal year 2009. For those fees, less than 50 percent of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for fiscal year 2009 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report on Fiscal Year 2009 Activities

The Audit Committee, following extensive study and evaluation of alternatives, retained Grant Thornton LLP as the independent auditors for the fiscal year 2009 audit.

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended December 31, 2009 (the “Fiscal Year 2009 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in such financial statements.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant communications with the Audit Committee concerning the auditor’s independence from the Company, and has discussed with the independent accountant the individual accountant’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Fiscal Year 2009 Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The Audit Committee reviewed reporting and documentation related to Company financing.

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting of Shareholders, except to the extent that the Company specifically requests that this Audit Committee report be specifically incorporated by reference.

The foregoing Audit Committee report has been furnished by the following members of the Board of Directors who comprise the Audit Committee:

John K. Pirotte, (Chairman)
John D. Higgins
Helga S. Houston
C. James Meese Jr.
April 15, 2010

HUMAN RESOURCE AND COMPENSATION COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The HR&C Committee has three members, all of whom are independent directors: Juliann Tenney (Chair), Huelon Andrew Harrison and Stephanie L. Pinson.

David L. Turney attends the open session portions of HR&C Committee meetings in a non-voting capacity at the discretion of the HR&C Committee. The HR&C Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during most HR&C Committee meetings.

The HR&C Committee met four times in fiscal year 2009 in formal sessions and conducted numerous separate informal communications sessions on various issues.

Role

The role of the HR&C Committee, acting with oversight and approval of the Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations, and perquisites for all of the Company’s employees.

The HR&C Committee strives to align strategy, values and management compensation initiatives with Shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace and high standards of ethical behavior devoid of conflicts of interest and the appearance of impropriety.

The HR&C Committee also acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of the Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

Succession Planning and Progression

The HR&C Committee, as required by the Board of Directors, reviews and maintains a formal succession planning initiative. Succession plans have been in place, and formally communicated to key executive employees, for more than four years. Given the limitations on resources in a small company, much of that succession planning through fiscal year 2009 has been based on developing talent to carry-on in a transition mode uninterrupted in the event of a sudden absence of the Chief Executive Officer. This succession planning has advanced in keeping with resource limitations to include specific organizational and responsibility modifications in key executive management to further strengthen the organization, as well as to further advance succession planning. Additionally, managers below the executive level are required to annually specify what actions should be implemented in their team in the event their ability to continue in service to the Company should be unexpectedly interrupted.

Compensation Philosophy

The Company’s compensation philosophy is designed to attract and retain high quality individuals as Company employees at all levels of the Company, to reward such individuals for their contributions to both our short- and long-term goals, and to align their interests with those of the Shareholders. We use performance-based, short-term compensation comprised of base salary and cash bonuses, as well as performance-based, long-term compensation in the form of equity awards, to achieve these goals. Our compensation arrangements are designed to be competitive with the compensation packages offered to executives who perform similar duties at other similarly situated companies while respecting the need to conserve expenses as we strive to further enhance profitability.

Utilization of Compensation Consultant by Directors and Management

During the last half of fiscal year 2009, the HR&C Committee retained Sibson Consulting (“Sibson”), a division of The Segal Company, of New York City as its compensation consultant to begin working directly with the HR&C Committee in fiscal year 2010. In fiscal year 2010, Sibson’s work with the HR&C Committee will relate to Chief Executive Officer compensation. In addition, Sibson will work with the Company’s Chief Executive Officer, under policy guidance provided by the HR&C Committee, to evaluate, design, and modify both short- and long-term compensation plans for a select group of the Company’s executives. The Company did not pay Sibson any monies in fiscal year 2009, but expects to pay Sibson less than $120,000 in fiscal year 2010. The Company did not retain a compensation consultant in fiscal year 2008.

Utilization of Compensation Data by Directors and Management

The Company employs a direct subscription with the Economic Research Institute to access and utilize market compensation data from a peer group of companies, which provides information about the compensation levels of all of our top- and mid-level employees as compared to comparable positions in peer group companies. Based on the Economic Research Institute’s survey data, the HR&C Committee determined that base salaries and incentive compensation amounts, inclusive of compensation adjustments, as appropriate, were generally comparable to, compatible with, or below current median rates of compensation for our peer group while within the overall framework of the HR&C Committee’s philosophy and objectives.

Elements of Compensation

Base Salary

The Company uses base salary to attract and retain highly qualified individuals in all organizational levels of the Company. When determining base salary in accord with the HR&C Committee’s philosophy and objectives, management considers information obtained directly and indirectly through appropriate outside resources and surveys, taking into consideration a number of factors, including:

•	Position and level of responsibility;

•	Experience and qualifications;

•	Achievement of overall goals specified for the Company to attain for the year;

•	Total compensation during the previous year;

•	Compensation levels according to benchmarking studies, if and when available; and

•	The executive’s effectiveness in dealing with external and internal audiences.

These criteria are evaluated within an overall framework designed to be competitive with the median salaries paid to similarly situated personnel by companies in our peer group. Base salaries of our top and named executive officers, including our Chief Executive Officer, along with all other components of total compensation, are reviewed by the HR&C Committee at least annually.

In fiscal year 2009 and in consultation with the HR&C Committee, the Chief Executive Officer determined that, based on these noted factors, the compensation levels for the named executive officers as reflected in the Summary Compensation Table herein were appropriate.

Incentive Compensation

The Company’s executive incentive compensation policy (“EICP”) is designed to promote our long-term success in alignment with the interests of the Shareholders. EICP is available to our named executive officers, as well as selectively to other key management personnel in certain instances. All named executive officers and key management in a position to most directly affect Shareholder value are eligible to receive incentive compensation awards. These personnel may receive cash bonuses and/or stock option awards in amounts determined on the basis of performance criteria established by the HR&C Committee. The criteria includes the Company’s overall performance, individual performance, departmental performance such as surpassing sales goals or achieving significant cost reductions or increased productivity, and profit and asset management results within the business unit for which the executive is responsible. Business plans prepared by Company management and approved by the Board of Directors establish most of the criteria for incentive compensation awards. The determination of when to fund incentive compensation is both discretionary and formula based, and no predetermined weighting is given to any particular component. The HR&C Committee may choose to include or exclude from consideration matters it deems to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, based on evaluation of the matter in context of meeting the objectives of our compensation policy.

Cash Bonuses.  In fiscal year 2009, the HR&C Committee considered the Chief Executive Officer’s recommendation for the named executive officers and top personnel for fiscal year 2009. Upon review, the HR&C Committee determined that cash bonuses would be paid to individuals in that group for fiscal year 2009, including: a cash bonus of $15,600 to Oliver Wels, President and Chief Operating Officer, Global Operations; a cash bonus of $11,300 to Agne Axelsson, Deputy Managing Director and Finance Manager of Mobitec AB; and a cash bonus of $11,000 to William F. Fay Jr., Vice President and General Manager of the Digital Recorders, Inc. and TwinVision na, Inc. subsidiaries. The fiscal year 2009 bonuses awarded to Mr. Wels, Mr. Axelsson and Mr. Fay are consistent with the long-term objectives of the Company’s compensation policy.

Equity Grants.  The Company has in the past primarily used stock option awards to enhance the retention of employees and to align their interests with those of Shareholders, as well as to recognize the service of directors. However, on advice of the independent compensation consultant, the Company is moving to a combination of option and full value share grants to increase executive beneficial ownership, enhance retention, balance risk, and increase the life of the share authorization pool. Such grants will be based on specific Company and individual performance criteria and will be designed to deliver targeted equity value. Grants will take place semi-annually with 50 percent of the targeted equity value delivered to executives in first quarter of each year based on the achievement of predefined Company-wide financial goals approved by the HR&C Committee. The second 50 percent grant will take place in third quarter of each year and will be based on the satisfactory achievement of performance guidelines defined by the Chief Executive Officer. The HR&C Committee will determine the grant for the Chief Executive Officer based on his targeted long-term incentive value and performance requirements described herein. Grants to other named executive officers and key personnel will be recommended by the Chief Executive Officer and approved by the HR&C Committee. The HR&C Committee retains the discretion to modify grant levels (up or down) to reflect performance and manage the share authorization pool.

During fiscal year 2009, the HR&C Committee determined it was appropriate to award options to the Chief Executive Officer; the award was ratified by the Board of Directors. Further, upon the Chief Executive Officer’s recommendation, the HR&C Committee determined it also was appropriate to award options to other named executive officers and key personnel; those awards also were ratified by the Board of Directors.

Following is a summary of options awarded to the named executive officers in fiscal year 2009.

		Options Awarded in
Officer	Position	Fiscal Year 2009

David L. Turney	Director, Chairman of the Board of Directors and Chief Executive Officer	30,000
Stephen P. Slay	Vice President, Chief Financial Officer, Secretary and Treasurer	20,000
Lawrence A. Hagemann	Vice President and Chief Technology Officer	15,000
Rob R. Taylor	Vice President and Chief Operating Officer, North Carolina Operations	25,000
Oliver Wels	President, Chief Operating Officer, Global Operations	65,000

During fiscal year 2009, following the Chairman of the Board of Directors’ recommendation and upon ratification by the Board of Directors, the HR&C Committee also awarded options to the following independent directors.

		Options Awarded in
Director	Current Role	Fiscal Year 2009

John D. Higgins	Lead Independent Director	20,000
Huelon Andrew Harrison	Independent Director	20,000
Helga S. Houston	Independent Director	7,000
C. James Meese Jr.	Independent Director	20,000
Stephanie L. Pinson	Independent Director	20,000
John K. Pirotte	Independent Director	20,000
Juliann Tenney	Independent Director	20,000

Perquisites

Car Allowance.  In fiscal year 2009, the Company provided a mid-range-priced automobile, leased or owned under the Company’s name, for Company and personal use to each of the following named executive officers:

•	David L. Turney, Chairman and Chief Executive Officer;

•	Lawrence A. Hageman, Vice President and Chief Technology Officer;

•	Rob R. Taylor, Vice President and Chief Operating Officer, North Carolina Operations; and

•	Oliver Wels, President, Chief Operating Officer, Global Operations.

Other Benefits.  The Company provides to our named executive officers benefits such as health insurance, life insurance coverage up to one times base salary, short-term and long-term disability coverage, group travel insurance coverage with a $1,000,000 accidental death benefit, and participation in our 401(k) savings plan on substantially the same basis as provided for all employees.

Chief Executive Officer Performance Evaluation and Compensation

The HR&C Committee directly evaluates the performance of the Chief Executive Officer and sets his compensation. In addition, the HR&C Committee reviews and consults with the Chief Executive Officer on various matters, including monitoring conformance to performance- and market-based compensation considerations, the compensation of the Chief Financial Officer, as well as (in policy context) the compensation plans for all named executive officers.

The HR&C Committee, acting in a manner consistent with the compensation policy described herein, determines and authorizes all compensation paid to the Chief Executive Officer. The HR&C Committee has the power and discretion, subject to approval of the Board of Directors, to increase or decrease the Chief Executive Officer’s annual compensation, as well as to consider performance-based merit cash awards. In fiscal year 2009, the Chief Executive Officer was paid $385,000 in total cash compensation. He was not awarded any incentive compensation in fiscal year 2009, but did receive an award of 30,000 stock options.

The Company provides the Chief Executive Officer with a mid-range-priced automobile for both personal and Company use. Consistent with Company policy for all employees who travel on Company business, the Company reimburses or directly pays the Chief Executive Officer’s reasonable expenses that are incurred on Company business. The Chief Executive Officer participates in a voluntary stock compensation plan approved by Shareholders in fiscal year 2006 for directors and certain senior executive personnel, whereby $12,000 of his otherwise cash compensation is paid in the form of shares of the Common Stock; 8,590 shares were issued to him under this plan in fiscal year 2009. There are no additional compensation programs for the Chief Executive Officer other than what is described herein.

The HR&C Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Written documentation related to various performance areas, critique of performance and recommendations for improved performance are all part of this review process. All independent directors contribute to this formal review process. This review is the basis for considering any merit increase in compensation for the Chief

Executive Officer and is both qualitative and quantitative. The review specifically includes evaluation of operating results. In evaluating the Chief Executive Officer’s performance, the HR&C Committee takes into account the Company’s long-term indicated trends and strategic positioning. The evaluation additionally considers relations with Shareholders, strategic planning, reporting, operational planning, relations with the Board of Directors and, in general, any area the HR&C Committee may deem to be appropriate from time to time. The evaluation criteria may change from year-to-year to allow the HR&C Committee and the Board of Directors to place emphasis on areas deemed to be in the best interest of the Company and its Shareholders. This performance review is normally conducted in the middle of each year for the prior year.

Other Named Executive Officers’ Performance Evaluation and Compensation

The HR&C Committee has delegated its authority, subject to compliance with the compensation policy as set forth by the HR&C Committee, to the Chief Executive Officer to evaluate the performance of the Chief Financial Officer and determine the compensation of the Chief Financial Officer, as well as all other named executive officers and other key managers. In determining the compensation of a named executive officer or other key manager, the Chief Executive Officer works in consultation with the HR&C Committee to ensure the Company’s overall compensation policy objectives are met.

Severance and Change-in-Control Benefits

The Company has employment agreements with its named executive officers that govern severance for those executives. For a more detailed description of each executive’s employment agreement with the Company, please see previously filed Form 8-K documents. Each such employment agreement contains provisions that are effective upon a change in control. The HR&C Committee believes these agreements are necessary to be able to attract and retain the executive officer talent necessary to enable the Company to reach its goals and fulfill its mission.

Under the terms of their respective employment agreements, in the event of termination of employment by the Company without cause, each of the Company’s named executive officers serving as of December 31, 2009, with the exception of David L. Turney, would be entitled to receive compensation for earned vacation time not taken and salary for various periods ranging from six months to nine months. If Mr. Turney is terminated by the Company without cause, he would be entitled to compensation for earned vacation not taken and severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of his employment agreement.

In the event of termination by the executive upon 90-day notice and without cause, each named executive officer serving as of December 31, 2009 will receive compensation for earned vacation time not taken and salary for the 90-day notice period.

In the event of termination without cause in connection with a “change in control” (as defined in the employment agreements), David L. Turney, the Company’s Chief Executive Officer, would be entitled to receive a cash payment equal to 2.9 times his latest annual compensation. Further, the following individuals would each be entitled to receive a cash payment equal to two times their respective latest annual compensation: Oliver Wels, President, Chief Operating Officer, Global Operations; Lawrence A. Hagemann, Vice President, Chief Technology Officer; Rob R. Taylor, Vice President, Chief Operating Officer, North Carolina Operations; and Stephen P. Slay, Vice President, Chief Financial Officer, Secretary and Treasurer.

Interlocks and Insider Participation

There are no HR&C Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

The foregoing HR&C Committee report has been furnished by the following members of the Board of Directors who comprise the HR&C Committee:

Juliann Tenney (Chairman)
Huelon Andrew Harrison
Stephanie L. Pinson
April 12, 2010

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table summarizes the compensation that was earned by the Company’s named executive officers. The Company’s named executive officers include the Chief Executive Officer and Chief Financial Officer as of December 31, 2009, as well as the three other most highly compensated executive officers serving as such as of December 31, 2009.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
					Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(6)	Year	Salary ($)		Bonus ($)	($)	($)(1)	($)	($)	($)

David L. Turney,	2009	385,000	(2)	—	—	23,100	—	—	408,100
Chairman, Chief Executive Officer, and	2008	350,473	(2)	—	—	238,823	—	—	589,296
President, DRI Corporation, and Chairman and Managing Director, DRI-Europa AB	2007	313,898	(2)	—	—	—	—	—	313,898
Stephen P. Slay,	2009	246,875	(3)	—	—	15,400	—	—	262,275
Vice President, Chief Financial Officer,	2008	228,750	(3)	—	—	48,137	—	—	276,887
Treasurer and Secretary, DRI Corporation	2007	178,333		—	—	36,402	—	—	214,735
Rob R. Taylor,	2009	281,188		—	—	19,250	—	—	300,438
Vice President and Chief Operating	2008	246,250		—	—	32,215	—	—	278,465
Officer, North Carolina Operations, DRI	2007	208,865		—	—	—	—	—	208,865
Corporation
Lawrence A. Hagemann,	2009	230,865	(4)	—	—	11,550	—	—	242,415
Vice President and Chief Technology	2008	218,750	(4)	—	—	24,254	—	—	243,004
Officer, DRI Corporation	2007	215,958	(4)	—	—	—	—	—	215,958
Oliver Wels,	2009	264,691	(5)	—	—	62,796	—	—	327,487
President and Chief Operating Officer,	2008	231,736		—	—	57,318	—	—	289,054
Global Operations, DRI Corporation Group	2007	218,484		—	—	41,082	—	—	259,566

Notes:

(1)	This amount reflects the grant date fair value of options awarded during fiscal years 2007, 2008, and 2009. Information concerning these amounts may be found in Item 8, “Financial Statements and Supplementary Data” and Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.

(2)	In fiscal years 2007, 2008, and 2009, Mr. Turney elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Turney elected to have $12,000 of his salary in each of the three years paid in Common Stock in lieu of cash compensation.

(3)	In fiscal years 2008 and 2009, Mr. Slay elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Slay elected to have $1,200 and $2,400 of his salary in fiscal years 2008 and 2009, respectively, paid in Common Stock in lieu of cash compensation.

(4)	In fiscal years 2007, 2008, and 2009, Mr. Hagemann elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Hagemann elected to have $12,000 of his salary in each of the three years paid in Common Stock in lieu of cash compensation.

(5)	In fiscal year 2009, Mr. Wels elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Wels elected to have $3,000 of his salary in fiscal year 2009 paid in Common Stock in lieu of cash compensation. Mr. Wels resides in Germany and is compensated in local currency (Euro). For disclosure in this table, the compensation amounts for Mr. Wels were converted from the local currency to U.S. dollars using the average currency exchange rate for fiscal year 2009.

(6)	A narrative description of the material terms of each named executive officer’s employment agreement is included in this Proxy Statement in the section titled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements Disclosure.”

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards as of December 31, 2009 for each of the Company’s named executive officers. Options with three-year vesting schedules are exercisable in three equal installments commencing on the first, second, and third anniversaries of the grant date, assuming that the option holder remains an employee. Options with four-year vesting schedules are exercisable in four equal installments commencing on the first, second, third and fourth anniversaries of the grant date, assuming that the option holder remains an employee.

	Option Awards							Stock Awards
											Equity
											Incentive
					Equity					Equity Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

David L. Turney	20,000	(1)(2)	—		—	2.90	8/13/2014	—	—	—	—
	9,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
	18,750	(1)(3)	56,250(1	) (3)	—	2.43	7/10/2018	—	—	—	—
	18,750	(1)(3)	56,250 (1	) (3)	—	3.43	7/10/2018	—	—	—	—
			30,000 (1	) (2)	—	1.50	5/19/2019	—	—	—	—
Stephen P. Slay	10,000 (1	) (2)	—		—	1.21	4/17/2016	—	—	—	—
	19,800 (1	) (2)	10,200 (1	) (2)	—	1.71	3/19/2017	—	—	—	—
	250 (1	) (2)	—		—	2.15	1/9/2018	—	—	—	—
	3,750 (1	) (3)	11,250 (1	) (3)	—	2.43	7/10/2018	—	—	—	—
	3,750 (1	) (3)	11,250 (1	) (3)	—	3.43	7/10/2018	—	—	—	—
	—		20,000 (1	) (2)	—	1.50	5/19/2019	—	—	—	—
Rob R. Taylor	10,000 (1	) (2)	—		—	2.81	3/1/2015	—	—	—	—
	10,000 (1	) (2)	—		—	2.80	8/23/2015	—	—	—	—
	5,000 (1	) (2)	—		—	1.38	10/6/2016	—	—	—	—
	25,000 (1	) (2)	—		—	1.38	11/16/2016	—	—	—	—
	250 (1	) (2)	—		—	2.15	1/9/2018	—	—	—	—
	2,500 (1	) (3)	7,500 (1	) (3)	—	2.43	7/10/2018	—	—	—	—
	2,500 (1	) (3)	7,500 (1	) (3)	—	3.43	7/10/2018	—	—	—	—
	—		25,000 (1	) (2)	—	1.50	5/19/2019	—	—	—	—

	Option Awards							Stock Awards
											Equity
											Incentive
					Equity					Equity Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Lawrence A. Hagemann	25,000 (1	) (2)	—		—	2.00	6/1/2010	—	—	—	—
	25,000 (1	) (2)	—		—	2.50	6/25/2011	—	—	—	—
	15,000 (1	) (2)	—		—	2.90	8/13/2014	—	—	—	—
	20,000 (1	) (2)	—		—	2.80	8/23/2015	—	—	—	—
	250 (1	) (2)	—		—	2.15	1/9/2018	—	—	—	—
	1,875 (1	) (3)	5,625 (1	) (3)	—	2.43	7/10/2018	—	—	—	—
	1,875 (1	) (3)	5,625 (1	) (3)	—	3.43	7/10/2018	—	—	—	—
	—		15,000 (1	) (2)	—	1.50	5/19/2019	—	—	—	—
Oliver Wels	10,000 (1	) (2)	—		—	2.80	8/23/2015	—	—	—	—
	4,000 (1	) (2)	—		—	1.38	10/6/2016	—	—	—	—
	13,200 (1	) (2)	6,800 (1	) (2)	—	2.93	11/20/2017	—	—	—	—
	4,500 (1	) (3)	13,500 (1	) (3)	—	2.43	7/10/2018	—	—	—	—
	4,500 (1	) (3)	13,500 (1	) (3)	—	3.43	7/10/2018	—	—	—	—
			25,000 (1	) (2)	—	1.50	5/16/2019	—	—	—	—
			40,000 (1	) (2)	—	1.49	12/11/2019	—	—	—	—

Notes:

(1)	Each option has a 10-year life and an exercise price per share equal to or greater than the closing price of the Common Stock on the grant date.

(2)	Each option vests over a three-year period.

(3)	Each option vests over a four-year period.

Director Compensation Table

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2009. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. The table does not include reimbursement of travel expenses related to attending Board of Directors or its committee meetings.

	Fees Earned or	Fees Earned or
	Paid in Cash	Paid in Stock	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)

John D. Higgins	61,000	12,000	11,395	84,395
Huelon Andrew Harrison	33,000	10,000	11,395	54,395
Helga S. Houston	1,500	1,000	6,559	9,059
C. James Meese Jr.	56,750	6,000	11,395	74,145
Stephanie L. Pinson	32,000	12,000	11,395	55,395
John K. Pirotte	60,000	12,000	11,395	83,395
Juliann Tenney	35,500	12,000	11,395	58,895

Notes:

(1)	Amounts in this column represent the portion of the $2,500 monthly retainer paid in Common Stock at the election of each director under the Company’s stock compensation plan approved by Shareholders in fiscal year 2006.

(2)	Amounts in this column represent the grant date fair value of options awarded during the year ended December 31, 2009. The aggregate number of stock option awards outstanding at December 31, 2009 for each director is as follows: John D. Higgins, 83,000; Huelon Andrew Harrison, 32,000; Helga S. Houston, 7,000; C. James Meese Jr., 63,000; Stephanie L. Pinson, 65,000; John K. Pirotte, 68,000; Juliann Tenney, 63,000.

In fiscal year 2009, the Company’s independent directors received a monthly retainer of $2,500. The Lead Independent Director received an additional monthly premium of $750. Individual directors may elect to have up to $1,000 of the monthly retainer paid in the form of Common Stock, with the election to opt in or out of the payment in Common Stock made annually (as of each Annual Meeting of Shareholders). The number of shares of Common Stock payable is determined by dividing the cash value of Common Stock compensation by the higher of (1) the actual closing price of the Common Stock on the last trading day of each month, or (2) the book value on the last day of the month. Fractional shares are rounded up to the next full share amount. Shares of Common Stock are issued quarterly.

Each independent director received a cash fee of $1,000 for each Board of Directors or committee meeting and each committee chair received an additional cash premium of $500 per committee meeting, with the exception of: (1) the Audit Committee chair, who received an additional cash premium of $1,500 per Audit Committee meeting, and (2) each member of the Audit Committee, who each received an additional cash premium of $1,000 per Audit Committee meeting.

Directors must attend at least 75 percent of all meetings, including meeting of all committees of which they are members in order to be eligible for this compensation.

BENEFICIAL OWNERSHIP DISCLOSURE

The following table, as of March 31, 2010, sets forth certain information regarding beneficial ownership of Common Stock by (1) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock; (2) each director and nominee for director; (3) each named executive officer set forth in the “Summary Compensation Table” located herein; and (4) all directors and named executive officers as a group. Although John D. Higgins is listed in the “Certain Persons Holding 5% or More” section of the table, he is a non-executive director and included within the “Non-Executive Directors and Named Executive Officers as a Group” line. Mr. Higgins, Helga S. Houston, John K. Pirotte, and David L. Turney each own share(s) of Preferred Stock. The address for all non-executive directors and named executive officers listed in the table is: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240. Where available, the information with respect to the institutional investor is derived from statements filed with the SEC under Section 13(d) of the Exchange Act. Otherwise, the information is derived from internal records maintained by the Company. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown.

SECURITY OWNERSHIP OF
BENEFICIAL OWNERS
As of March 31, 2010

	Common Stock
	Beneficially	% of
Certain Persons Holding 5% or More	Owned (1)	Class(2)

Dolphin Offshore Partners, L.P.(3)	1,368,530	10.4%
John D. Higgins(4)	677,842	5.6%
Non-Executive Directors
Huelon Andrew Harrison(5)	24,561	*
Helga Houston(6)	19,649	*
C. James Meese Jr.(7)	54,538	*
Stephanie L. Pinson(8)	80,778	*
John K. Pirotte(9)	143,044	1.2%
Juliann Tenney(10)	94,760	*
Named Executive Officers
David L. Turney(11)	229,952	1.9%
Stephen P. Slay(12)	57,055	*
Rob R. Taylor(13)	65,583	*
Lawrence A. Hagemann(14)	148,446	1.3%
Oliver Wels(15)	46,990	*

Non-Executive Directors and Named Executive Officers as a Group (12 persons)	1,643,198	13.0%

*	Less than 1 percent

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares of Common Stock issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2010. All percentages are calculated based on the number of outstanding shares of Common Stock at March 31, 2010, plus shares that a person or group has the right to acquire within 60 days thereafter.

(2)	Based on 11,761,763 shares of Common Stock outstanding as of March 31, 2010, plus, in the case of each Shareholder listed in this table, shares of Common Stock that such Shareholder has the right to acquire as noted in Note 1.

(3)	Consists of 19,933 shares of outstanding Common Stock owned outright, 490 shares of Series G Preferred Stock that are presently convertible into 1,108,597 shares of Common Stock, and 240,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Peter Salas is the sole shareholder and President of Dolphin Management, Inc., the general partner of Dolphin Offshore Partners, L.P. The address of Dolphin Offshore Partners, L.P. is c/o Dolphin Asset Management Corporation, P.O. Box 16867, Fernandina Beach, FL 32035.

(4)	Mr. Higgins’ ownership consists of 369,670 shares of Common Stock owned outright, 56,332 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010, 70 shares of Series H Convertible Preferred Stock that are presently convertible into 168,269 shares of Common Stock, 10 shares of Series K Convertible Preferred Stock that are presently convertible into 28,571 shares of Common Stock, and 55,000 shares of Common Stock issuable upon the conversion of warrants presently convertible or convertible within 60 days of March 31, 2010.

(5)	Mr. Harrison’s ownership consists of 9,229 shares of Common Stock owned outright and 15,332 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(6)	Ms. Houston’s ownership consists of 1,220 shares of Common Stock owned outright, 7,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010, and 4 shares of Series K Convertible Preferred Stock that are presently convertible into 11,429 shares of Common Stock.

(7)	Mr. Meese’s ownership consists of 18,206 shares of Common Stock owned outright and 36,332 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(8)	Ms. Pinson’s ownership consists of 42,446 shares of Common Stock owned outright as joint tenants with right of survivorship with Ms. Pinson’s husband and 38,332 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(9)	Mr. Pirotte’s ownership consists of 73,141 shares of Common Stock owned outright, 41,332 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010, and 10 shares of Series K Convertible Preferred Stock that are presently convertible into 28,571 shares of Common Stock.

(10)	Ms. Tenney’s ownership consists of 58,428 shares of Common Stock owned outright and 36,332 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(11)	Mr. Turney’s ownership consists of 150,595 shares of Common Stock owned outright, 76,500 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010, and 1 share of Series K Convertible Preferred Stock that is presently convertible into 2,857 shares of Common Stock.

(12)	Mr. Slay’s ownership consists of 2,639 shares of Common Stock owned outright and 54,416 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(13)	Mr. Taylor’s ownership consists of 2,000 shares of Common Stock owned outright and 63,583 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(14)	Mr. Hagemann’s ownership consists of 54,446 shares of Common Stock owned outright and 94,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

(15)	Mr. Wels’ ownership consists of 2,457 shares of Common Stock owned outright and 44,533 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2010.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons holding more than 10 percent of Common Stock to file reports of their initial ownership of Common Stock and any subsequent changes in that ownership with the SEC and the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2009.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than 10 percent beneficial owners for the fiscal year ended December 31, 2009, with the exception of the following independent directors and officers.

Independent Directors

•	John D. Higgins, who failed to timely file 18 reports on Form 4 covering a total of 18 transactions related to his December 9, 2005 acquisition of the Company’s Series H Stock and subsequent dividends paid in the form of additional Series H Stock; 17 of these omissions were inadvertent oversights in filing procedures arising from the dividend being paid-in-kind rather than being paid in cash;

•	Helga S. Houston, who failed to timely file one Form 3 report and one Form 4 report covering a total of one transaction; and

•	Stephanie L. Pinson, who failed to timely file one Form 4 report covering a total of three transactions.

Officers

None of the Company’s officers had late filings.

MANAGEMENT DISCLOSURE

Named Executive Officers for Fiscal Year 2009

Officer	Business Experience

David L. Turney, age 66, has been a director of the Company since May 1996. He has served as the Company’s Chairman of the Board of Directors, President and Chief Executive Officer since May 1998. In March 2010, he transferred his role of President to Oliver Wels and retained his duties as Chairman of the Board of Directors and Chief Executive Officer. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc., which was merged into the Company in April 1998. A consulting firm, Robinson Turney International, Inc. engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, the Company was a Robinson Turney International, Inc. client; all Robinson Turney International, Inc. clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., a NYSE®-listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From May 1984 to February 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in the American Public Transportation Association. A former chair of American Public Transportation Association’s Business Members’ group, he presently serves on the American Public Transportation Association’s Business Members’ Board of Governors, Legislative Committees, as well as other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of Mineta Transportation Institute, which was established by Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act and reauthorized in 1998. He served as Chairman of the Mineta Transportation Institute in 2007 and 2008. The Mineta Transportation Institute conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues, in accordance with the institute’s theme: “Transportation Policy Research and Transportation Management.” Mr. Turney received his B.S. in Industrial Management from the University of Arkansas in Fayetteville, and he has participated in numerous courses and seminars in finance, mergers and acquisitions, public company administration, and operations.

Officer	Business Experience

Stephen P. Slay, age 47, has been the Company’s Vice President, Chief Financial Officer, Secretary, and Treasurer since March 2007. Mr. Slay served as the Company’s Corporate Controller from April 2006 to March 2007. From August 2005 to April 2006, he was engaged as the Company’s Sarbanes-Oxley Act compliance consultant. Mr. Slay has been an important resource for the Company’s SEC and internal reporting, planning, and compliance matters. From September 2003 to August 2005, Mr. Slay served as Corporate Controller at Axtive Corporation in Dallas, Texas. As the principal accounting and financial officer, he was responsible for administering all accounting, finance and treasury functions for the public company and its subsidiaries. From July 1998 to September 2003, Mr. Slay was Manager, Channels Finance, at McAfee, Inc. (fka Network Associates, Inc.), in Dallas. While there, he developed and implemented policies and procedures for controlling the company’s expenditures, developed and implemented policies and procedures for accurate tracking and reporting services, and developed models for forecasting revenues and expenses. From June 1997 to July 1998, Mr. Slay was Controller at Zane Publishing, Inc., in Dallas. While there, he directed and supervised all accounting, financial, and human resource functions. From January 1992 to June 1997, Mr. Slay held several key accounting positions at Greyhound Lines, Inc., in Dallas, including: Senior Manager, Corporate Accounting; Senior Manager, Corporate Audit; Manager, Corporate Audit; and Senior Corporate Auditor. From November 1990 to August 1991, Mr. Slay served as Senior Auditor at BancTEXAS Group, Inc., in Dallas. From December 1985 to September 1990, Mr. Slay was with Arthur Andersen & Company in Oklahoma City, Okla., progressing to the level of Senior Accountant.

Rob R. Taylor, age 52, has been Vice President, Chief Operating Officer of the Company’s North Carolina Operations, located in Research Triangle Park, N.C., since November 2006. Mr. Taylor joined the Company in February 2005. He was named the Company’s Vice President, Marketing for the Digital Recorders, Inc. subsidiary and TwinVision na, Inc. subsidiary, both located in Durham, N.C., in April 2006. Before joining the Company, Mr. Taylor served in several executive management positions. Mr. Taylor also enjoyed a long career with Toshiba America Electronic Components, Inc., based in Irvine, Calif. While there, he served as Vice President Sales, Vice President Discrete/Analog Business Unit, Vice President Sales Computing/Digital Consumer Segment, Director Memory Marketing, and in other management positions. Mr. Taylor has more than 28 years’ experience in the electronics and digital video industries serving the computing, industrial, and transportation markets.

Lawrence A. Hagemann, age 66, has been the Company’s Vice President and Chief Technology Officer since December 2005. Mr. Hagemann has held several Company leadership positions since July 1996, when he first joined the Company. An experienced engineer, he has more than 18 years’ transit-industry experience. From July 1995 to July 1996, Mr. Hagemann was Vice President of ADDAX Sound Company, a privately held company in Illinois. From April 1991 to December 1993, he served as Assistant to the President of Vapor-Mark IV in Illinois. From May 1973 to October 1990, he was Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a Director of Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong. A 1967 graduate of the University of Detroit, Mr. Hagemann earned a bachelor’s degree in Electrical Engineering. In 1972, he earned an M.B.A. from Loyola University in Chicago.

Officer	Business Experience

Mr. Wels, age 44, has more than 20 years’ experience in the international bus and coach industry. Prior to being appointed to his present position as the Company’s President and Chief Operating Officer, Global Operations in March 2010, Mr. Wels served as Vice President and Chief Operating Officer of the Company’s Mobitec business group based in Sweden since July 2007. Previously, he served as Managing Director of the Company’s Mobitec GmbH subsidiary in Germany from March 2005 to July 2007. Prior to joining the Company, Mr. Wels held key positions at Carrier Sütrak, a wholly owned subsidiary of Carrier Corporation/United Technologies in Syracuse, N.Y., that provides air conditioning products for buses, coaches, and rail cars in Europe, the Middle East, and Africa. While there, he served as Sales Director from April 2001 to February 2005 and managed the marketing and distribution network development program from October 1998 to March 2001. From October 1995 to September 1998, Mr. Wels served as Product Manager for Mobitec® products in Germany under an agreement between Mobitec AB and Carrier Sütrak. From August 1987 to September 1995, Mr. Wels was Bus and Coach Sales Manager for Western Europe at Ortner and Gollmann, a sales and distribution company based in Germany. From January 1986 to August 1987, Mr. Wels fulfilled his mandatory period of requirement in Germany’s military. From January 1983 to January 1986, Mr. Wels served in various developmental roles at Western Europe at Ortner and Gollmann. Mr. Wels holds an MBA in General Management from Sankt Gallen University in Switzerland with undergraduate studies in Business Administration.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS DISCLOSURE

David L. Turney

Effective March 25, 2010, David L. Turney turned over his position as President of the Company to Oliver Wels, who also is the Company’s Chief Operating Officer, Global Operations. Mr. Turney continues as the Company’s Chairman of the Board of Directors and Chief Executive Officer under his existing Executive Employment Agreement, effective January 1, 2008, which was previously disclosed in and filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 18, 2008.

The Company entered into an Executive Employment Agreement with David L. Turney, the Company’s current Chairman of the Board of Directors and Chief Executive Officer, on January 14, 2008. Mr. Turney’s Executive Employment Agreement is effective as of January 1, 2008 and continues for an initial term of three years. After the initial term, Mr. Turney’s Executive Employment Agreement will automatically renew for additional two-year terms unless either party gives written notice within 180 days of the end of the initial term or any additional term. Mr. Turney’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $385,000. Mr. Turney may receive additional incentive compensation, as proposed in the discretion of the HR&C Committee and approved by the Board of Directors, or set forth in a written EICP adopted by the Board of Directors. Mr. Turney may be entitled to receive certain payments if his employment is terminated without cause, or he terminates his employment for cause (as defined in his Executive Employment Agreement). If Mr. Turney is terminated without cause or he terminates his employment for cause, he will be entitled to severance payments in an aggregate amount equal to the greater of 12 months of base salary, or the base salary for the remainder of the term of the agreement, subject to adjustment should Mr. Turney obtain other employment during the severance period, and all outstanding options shall immediately vest. Mr. Turney may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially changed, or if Mr. Turney cannot negotiate a satisfactory new employment agreement upon a change of control of the Company (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Turney will be entitled to receive a lump sum payment in an amount equal to 2.9 times his annual salary, incentive and bonus payments for the previous 12-month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, Mr. Turney may terminate his employment with the Company at any time, upon 90 days’ written notice and following opportunity and subsequent failure of Company to remedy any non-compliance, by reason of (i) the Company’s material failure to perform its duties pursuant to his Executive Employment Agreement, or (ii) any material change in the duties and responsibilities, working facilities, or benefits as described in Article I of Mr. Turney’s Executive Employment Agreement. With regard to all options, vested or unvested, under any Stock Option Plan or agreement in effect, all outstanding options shall vest immediately if Mr. Turney terminates his employment with cause. If applicable, Mr. Turney shall resign as a director and an officer of the Company if terminated by the Company with cause.

Under the terms of his Executive Employment Agreement, the Company shall provide Mr. Turney with disability coverage consistent with that offered to the other executive employees. In any event, if Mr. Turney becomes disabled from properly performing services by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Turney his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Turney’s Executive Employment Agreement shall terminate upon his death. A severance allowance equal to 180 days of salary continuation shall be paid to Mr. Turney’s estate pursuant to regularly scheduled salary payments, all benefits shall be continued to the surviving spouse for the same period, and all options held by Mr. Turney shall vest and be exercisable pursuant to any outstanding Executive Stock Option Plan.

The foregoing description of Mr. Turney’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Turney’s rights under his Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Turney’s Executive Employment Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed January 18, 2008.

Stephen P. Slay

On January 7, 2008, the Company and Stephen P. Slay, the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer, entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Slay will continue to act as Vice President and Chief Financial Officer. Under his Executive Employment Agreement, Mr. Slay will be employed for an initial term of two years for the sum of $205,000 per year. After the initial term, Mr. Slay’s Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Further, under his Executive Employment Agreement, Mr. Slay is entitled to an increase in compensation of $15,000 per year upon re-securing his CPA license. Mr. Slay is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee. Mr. Slay’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $250,000. The Company may terminate Mr. Slay’s Executive Employment Agreement upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Slay. The Company may also terminate Mr. Slay’s Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Slay would be entitled to a severance payment in an amount equal to nine (9) months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Slay during the nine months following the termination. Where Mr. Slay’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Slay is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986. Mr. Slay may terminate his Executive Employment Agreement without cause upon 90 days’ written notice.

In such event, Mr. Slay shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the Chief Executive Officer. Compensation for paid time off (“PTO”) not taken by Mr. Slay shall be paid to Mr. Slay at the date of termination. Mr. Slay shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Slay becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Slay his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Slay’s Executive Employment Agreement shall terminate upon his death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Slay’s estate.

The foregoing description of Mr. Slay’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Slay’s rights under his Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Slay’s Employment Agreement, which is filed as Exhibit 10.2 to the Company’s Form 8-K filed January 10, 2008.

Rob R. Taylor

On January 7, 2008, the Company and Rob R. Taylor, the Company’s Vice President and Chief Operating Officer, North Carolina Operations, entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Taylor will continue to act as Chief Operating Officer, North Carolina Operations. Under his Executive Employment Agreement, Mr. Taylor will be employed for an initial term of two years for the sum of $220,000 per year. After the initial term, his Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Mr. Taylor is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee. Mr. Taylor’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $275,000. The Company may terminate Mr. Taylor’s Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Taylor. The Company may also terminate Mr. Taylor’s Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Taylor would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Taylor during the nine months following the termination. Where Mr. Taylor’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Taylor is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Taylor, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Taylor shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the Chief Executive Officer. Compensation for PTO not taken by Mr. Taylor shall be paid to Mr. Taylor at the date of termination. Mr. Taylor shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Taylor becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Taylor his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Taylor’s Executive Employment Agreement shall terminate upon his death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Taylor’s estate.

The foregoing description of Mr. Taylor’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Taylor’s rights under such Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Taylor’s Employment Agreement, which is filed as Exhibit 10.3 to the Company’s Form 8-K filed January 10, 2008.

Lawrence A. Hagemann

On January 7, 2008, the Company and Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Hagemann will continue to act as Vice President and Chief Technology Officer. Under his Executive Employment Agreement, Mr. Hagemann will be employed for an initial term of two years for the sum of $210,000 per year. After the initial term, Mr. Hagemann’s Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Mr. Hagemann is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee. Mr. Hagemann’s annual base salary, which has been subject to adjustment from time to time, is currently a total of $235,000. The Company may terminate Mr. Hagemann’s Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Hagemann. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Hagemann would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Hagemann during the nine months following the termination. Where Mr. Hagemann’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Hagemann is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Hagemann, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Hagemann shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the Chief Executive Officer. Compensation for PTO not taken by Mr. Hagemann shall be paid to Mr. Hagemann at the date of termination. Mr. Hagemann shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Hagemann becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Hagemann his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Hagemann’s Executive Employment Agreement shall terminate upon Mr. Hagemann’s death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Hagemann’s estate.

The foregoing description of Mr. Hagemann’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Hagemann’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Hagemann’s Executive Employment Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed January 10, 2008.

Oliver Wels

Effective March 25, 2010, Oliver Wels was appointed President and Chief Operating Officer, Global Operations of the Company upon recommendation of the Chairman of the Board of Directors and Chief Executive Officer and as approved by the Board of Directors. Mr. Wels assumes full responsibility for the Company’s global operations in anticipation of management’s accelerated growth plans. Mr. Wels continues to serve under his existing Executive Employment Agreement, dated November 15, 2007, which was previously disclosed in and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

On November 15, 2007, the Company’s Mobitec Group subsidiaries entered into an Executive Employment Agreement with Oliver Wels, the Vice President and Chief Operating Officer of the Mobitec Group at that time. Mr. Wels’ Executive Employment Agreement is effective as of July 1, 2007 and continues for an initial term of two years. After the initial term, Mr. Wels’ Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 30 days of the end of the initial term or any additional term. Mr. Wels received an annual base salary of €140,000 (approximately $189,000 as of the effective date of the agreement). Mr. Wels may receive additional incentive compensation, as proposed in the discretion of the Company’s HR&C Committee and approved by the Board of Directors, or set forth in a written EICP approved by the Board of Directors. Mr. Wels’ annual base salary, which has been subject to adjustment from time to time, is currently a total of €255,000 (approximately $344,000). Subject to certain non-compete covenants appearing in his Executive Employment Agreement, Mr. Wels may be entitled to receive certain payments if his employment is terminated with or without cause by the Mobitec Group, or if he terminates his employment without cause (each as defined in his Executive Employment Agreement). If Mr. Wels is terminated by the Mobitec Group for cause, or he terminates his own employment without cause, Mr. Wels will be entitled to earned but unused vacation time, as well as severance compensation allowed under Section 74 of the German Commercial Code equal to 50 percent of the previous year’s salary paid monthly, subject to adjustment should Mr. Wels obtain other employment during the severance period. If Mr. Wels is terminated by the Mobitec Group without cause, he will be entitled to severance payments in an aggregate amount equal to the greater of nine months base salary, subject to adjustment should Mr. Wels obtain other employment during the severance period. Mr. Wels may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially diminished upon a change of control of the Mobitec Group (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Wels will be entitled to receive a lump sum payment in an amount equal to two times his annual salary, incentive and bonus payments for the previous 12-month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, the Mobitec Group shall provide Mr. Wels with disability coverage consistent with that offered to the other executive employees.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Wels’ Executive Employment Agreement shall terminate upon his death. A severance allowance equal to three months’ salary shall be paid to Mr. Wels’s estate pursuant to regularly scheduled salary payments.

The foregoing description of Mr. Wels’ Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Wels’ rights under his Executive Employment Agreement, and is qualified in its entirely by reference to the full text of Mr. Wels’ Executive Employment Agreement, which is filed as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2008.

TRANSACTIONS WITH RELATED PERSONS DISCLOSURE

The CG&N Committee is charged in its Charter with the responsibility (working in connection with the Audit Committee, if appropriate) of assuring that all related-party transactions are reviewed and considered before the fact and disclosed to the Board of Directors, with the appropriate disclosures to be made in the Company’s public filings. All of the transactions with related persons described herein were approved by the Board of Directors in accordance with this policy after full disclosure of the terms and conditions of each transaction.

John D. Higgins

On January 5, 2010, the Company and John D. Higgins, the Lead Independent Director of the Company, entered into a Subscription Agreement, whereupon 10 shares of Series K Stock were acquired by Mr. Higgins for a total consideration of $50,000. The transaction was part of a private placement by the Company of 334 shares of Series K Stock in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof, from which total proceeds of $1.55 million were raised through 18 investors. The Series K Stock is convertible by the holder into fully paid and nonassessable shares of Common Stock at the following conversion prices: from October 7, 2009 to October 6, 2011, the Conversion Price is $1.75 per share (convertible into approximately 28,572 shares of Common Stock); from October 7, 2011 to October 6, 2013, the Conversion Price is $2.25 per share (convertible into approximately 22,223 shares of Common Stock); and on or after October 7, 2013, the Conversion Price is $3.00 per share (convertible into approximately 16,667 shares of Common Stock). The Series K Stock has no expiration date.

Helga S. Houston

On December 31, 2009, the Company and Helga S. Houston, an independent director of the Company, entered into a Subscription Agreement, whereupon four shares of Series K Stock were acquired by Ms. Houston for a total consideration of $20,000. The transaction was part of a private placement by the Company of 334 shares of Series K Stock in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof, from which total proceeds of $1.55 million were raised through 18 investors. The Series K Stock is convertible by the holder into fully paid and nonassessable shares of Common Stock at the following conversion prices: from October 7, 2009 to October 6, 2011, the Conversion Price is $1.75 per share (convertible into approximately 11,429 shares of Common Stock); from October 7, 2011 to October 6, 2013, the Conversion Price is $2.25 per share (convertible into approximately 8,889 shares of Common Stock); and on or after October 7, 2013, the Conversion Price is $3.00 per share (convertible into approximately 6,667 shares of Common Stock). The Series K Stock has no expiration date.

John K. Pirotte

On December 31, 2009, the Company and John K. Pirotte, an independent director of the Company, entered into a Subscription Agreement, whereupon 10 shares of Series K Stock were acquired by Mr. Pirotte for a total consideration of $50,000. The transaction was part of a private placement by the Company of 334 shares of Series K Stock in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof, from which total proceeds of $1.55 million were raised through 18 investors. The Series K Stock is convertible by the holder into fully paid and nonassessable shares of Common Stock at the following conversion prices: from October 7, 2009 to October 6, 2011, the Conversion Price is $1.75 per share (convertible into approximately 28,572 shares of Common Stock); from October 7, 2011 to October 6, 2013, the Conversion Price is $2.25 per share (convertible into approximately 22,223 shares of Common Stock); and on or after October 7, 2013, the Conversion Price is $3.00 per share (convertible into approximately 16,667 shares of Common Stock). The Series K Stock has no expiration date.

David L. Turney

On January 5, 2010, the Company and David L. Turney, the Company’s Chairman, President and Chief Executive Officer at that time, entered into a Subscription Agreement, whereupon one share of Series K Stock was acquired by Mr. Turney for a total consideration of $5,000. The transaction was part of a private placement by the Company of 334 shares of Series K Stock in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof, from which total proceeds of $1.55 million were raised through 18 investors. The Series K Stock is convertible by the holder into fully paid and nonassessable shares of Common Stock at the following conversion prices: from October 7, 2009 to October 6, 2011, the Conversion Price is $1.75 per share (convertible into approximately 2,858 shares of Common Stock); from October 7, 2011 to October 6, 2013, the Conversion Price is $2.25 per share (convertible into approximately 2,223 shares of Common Stock); and on or after October 7, 2013, the Conversion Price is $3.00 per share (convertible into approximately 1,667 shares of Common Stock). The Series K Stock has no expiration date.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the Board of Directors does not intend to present any other business for action at the Annual Meeting of Shareholders and knows of no other matters to be presented at the Annual Meeting of Shareholders that are proper subjects for action by the Shareholders. However, if any other business should properly come before the Annual Meeting of Shareholders, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy card or voting instruction card in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR ANNUAL MEETING 2011

Shareholders wishing to propose nominees for directors for next year’s Annual Meeting of Shareholders should submit such proposed nominees to the Company by the date that Shareholder proposals for next year’s Proxy Statement must be received. Refer to “Shareholder Proposals for Annual Meeting in 2011.” All nominees proposed by Shareholders will be considered by the CG&N Committee in making its nominations for directors, but not every proposed nominee will be accepted. Shareholders also have the right to nominate persons for election as directors in accordance with procedures set forth in the Company’s Amended and Restated Bylaws, as amended.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING 2011

If a Shareholder wishes to submit a Shareholder proposal pursuant to Rule 14a-5(e) under the Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2011, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than December 31, 2010.

If a Shareholder wishes to submit a Shareholder proposal outside of Rule 14a-5(e) to be brought before the Annual Meeting of Shareholders in 2011, the Shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders in 2011, pursuant to the Company’s Amended and Restated Bylaws, as amended. A Shareholder’s notice to the Secretary must set forth, as to each matter the Shareholder proposes to bring before the Annual Meeting of Shareholders in 2011: (1) a brief description of the business desired to be brought before the Annual Meeting of Shareholders in 2011; (2) the reason(s) for conducting such business at the Annual Meeting of Shareholders in 2011; (3) the name and record address of the Shareholder proposing such business; (4) the class and number of shares of the Company that are beneficially owned by the Shareholder proposing such business; and (5) any financial interest in the proposed business of the Shareholder proposing such business.

Such proposals should be submitted in writing to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; fax: (214) 378-8437; e-mail: ir@digrec.com.

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to Shareholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; phone: (214) 378-8992; fax: (214) 378-8437; and e-mail: ir@digrec.com.

Common Stock

If you have any questions with respect to voting your Common Stock shares, or if you would like additional copies of this Proxy Statement, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038.

Preferred Stock

If you have any questions with respect to voting your Preferred Stock shares, or if you would like additional copies of this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; phone: (214) 378-8992; fax: (214) 378-8437; and e-mail: ir@digrec.com.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public via: (1) commercial document retrieval services; (2) the SEC’s Web site, www.sec.gov; and (3) the Company’s Web site, www.digrec.com.

SIGNATURES

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman and Chief Executive Officer
April 21, 2010

THIS PAGE WAS INTENTIONALLY LEFT BLANK

Appendix A

DRI CORPORATION
2003 STOCK OPTION PLAN

1.	Purpose

The purpose of this Plan is to promote the interest of the Corporation and its stockholders and the Corporation’s success by providing a method whereby a variety of equity-based incentives and other Options may be granted to Employees and Directors of the Corporation and its Subsidiaries and to selected Consultants.

2.	Definitions

A. “Option” means any form of stock option granted under the Plan.

B. “Option Notice” means any written notice from the Corporation to a Participant or agreement between the Corporation and a Participant that establishes the terms applicable to an Option.

C. “Board of Directors” means the Board of Directors of the Corporation.

D. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

E. “Committee” means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 2 hereof. The number of persons who shall serve on the Committee shall be specified from time to time by the Board of Directors; however, in no event shall there be fewer than two members of the Committee and all members shall be independent outside directors as defined in the Audit Committee charter of the Corporation.

F. “Common Stock” means Common Stock of the Corporation, $.10 par value per share.

G. “Consultant” means any individual who acts as an independent contractor to the Corporation and who renders services directly for the Corporation or a Subsidiary as defined and designated from time to time by the Committee.

H. “Corporation” means DRI Corporation, a North Carolina corporation.

I. “Director” means a member of the Board of Directors of the Corporation or a Subsidiary thereof.

J. “Employee” means any employee of the Corporation or Subsidiary and also includes non-employees to whom an offer of employment has been extended.

K. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

L. “Fair Market Value” means, on any given date (i) if the Common Stock is traded in the over-the-counter market, the per share closing bid prices of the Common Stock as reported in a generally accepted reporting service, (ii) if the Common Stock is traded on a national securities exchange, the per share closing price of the Common Stock on which it is so listed, (iii) if trading in the Common Stock is not reported by a national securities exchange, the lowest per share bid price of the Common Stock as reported in the “pink sheets” published by National Quotation Bureau, Incorporated, (iv) if no such reported price is reported for such date pursuant to (i), (ii) or (iii) above, then the bid, closing sale or bid price, respectively, on the first preceding day on which so reported, or (v) if the Common Stock is not so traded and/or reported for a 30-day period immediately preceding the date for determining Fair Market Value, the Committee shall, in good faith and in conformity with the requirements of Section 422 of the Code, establish a method for determining the Fair Market Value.

M. “Participant” means any individual to whom an Option is granted under the Plan.

N. “Plan” means this Plan, which shall be known as DRI Corporation 2003 Stock Option Plan.

O. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

P. “Subsidiary” means a corporation or other business entity (i) of which the Corporation directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body. A Subsidiary shall include both currently owned Subsidiaries as well as any Subsidiary hereafter acquired.

Q. “Unit” means a bookkeeping entry used by the Corporation to record the grant of an Option until such time as the Option is paid, canceled, forfeited or terminated.

R. “Vesting” means the period of time that the Committee sets for the Participant to accrue rights in the Option, but generally shall be a three (3) year period with vesting occurring on each annual date, unless otherwise decided by the Committee.

3.	Administration

A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

(1) construe and interpret the Plan;

(2) promulgate, amend and rescind rules relating to the implementation of the Plan;

(3) make all determinations necessary or advisable for the administration of the Plan, including but not limited to the selection of Employees, Consultants and affiliated individuals who shall be granted Options, the number of shares of Common Stock or Units to be subject to each Option, the Option price, the Vesting or duration of Options, the time permitted for proper exercise of an Option and sale of the underlying shares under existing corporate governance provisions or applicable law and regulations, and the designation of Options as incentive stock options or non-qualified stock options;

(4) determine whether Options will be granted alone or in combination or in tandem with other Options;

(5) determine whether cash will be paid or Options will be granted in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Corporation, a Subsidiary or an acquired business unit.

B. Subject to the requirements of applicable law, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option, or any Option Notice; take any and all other actions it deems necessary or advisable for the proper administration of the Plan; designate persons other than members of the Committee to carry out its responsibilities; and prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of, or the granting of Options to, persons to whom grants would otherwise be prohibited by the Exchange Act. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons validly claiming under or through persons participating in the Plan.

C. The Committee may at any time, and from time to time, amend or cancel any outstanding Option, but only with the consent of the Participant to whom the Option was granted. Any Option granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion. However, no such action may impair the rights of any Participant to whom the Option was granted without his or her consent. The Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

4.	Eligibility

A. Any Employee in good standing is eligible to become a Participant in the Plan in accordance with Section 7.

B. Directors who are not Employees of the Corporation or a Subsidiary shall be eligible to receive Options in accordance with Section 8.

C. Consultants who are not Directors of the Corporation shall be eligible to receive Options in accordance with Section 9.

5.	Shares Available

Subject to Section 16 of the Plan, the maximum number of shares of Common Stock issuable on exercise of options (or other Options) granted under the Plan (including incentive stock options) shall be that approved by the shareholders at each annual or special meeting thereof, accumulated along with any prior approvals by the shareholders. If an Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused shares covered by any such Option shall again be available for grant under the Plan; however, if the expiration of the termination date of an option is beyond the term of the existence of the Plan, then any shares covered by unexercised or terminated Options shall not reactivate the existence of this Plan and therefore may not be available for additional grants under the Plan.

6.	Term

The Plan shall become effective upon a vote of the shareholders of the Corporation at their next annual or special meeting. No Option shall be granted pursuant to the Plan on or after the tenth anniversary date of such date, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the agreement(s) covering such Options.

7.	Stock Options – Employees

A. Grants may be in the form of Options. Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options).

B. Subject to Section 7.C. relating to incentive stock options, Options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of Options need not be identical, each Option shall be subject to the following terms:

(1) The exercise price shall be the price set by the Committee but may not be less than one hundred percent of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

(2) The exercise price shall be paid in cash (including check, bank draft, or money order), or at the sole discretion of the Committee, all or part of the purchase price may be paid by delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, by the surrender of all or part of an Option (including the Option being exercised), in other property, rights and credits, deemed acceptable by the Committee including, but not limited to, written notice of non-cash exercise if permitted under the applicable statutes, rules and regulations, as may be provided in the grant, to the Corporation at the principal office of the Corporation or any combination of the foregoing methods of payment.

(3) Promissory notes may not be given as payment of the exercise price.

(4) The term of an Option may not be greater than ten (10) years from the date of the grant.

(5) Neither a person to whom an Option is granted nor such person’s legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder or owner with respect to, any shares of Common Stock subject to such Option unless and until such person has exercised the Option.

C. The following special terms shall apply to grants of incentive stock options:

(1) Subject to Section 7.C.(2) of the Plan, the exercise price of each incentive stock option shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

(2) No incentive stock option shall be granted to any Employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless at the time of such grant the exercise price of the Option is at least 110% of the Fair Market Value of the underlying shares of Common Stock subject to the Option and such Option is not exercisable after the expiration of five (5) years from the date of the grant.

(3) No incentive stock option shall be granted to a person in his capacity as an Employee of a Subsidiary if the Corporation has less than a 50% ownership interest in such Subsidiary.

(4) Options shall contain such other terms as may be necessary to qualify the Options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute, including that such incentive stock options shall be granted only to Employees, that such incentive stock options are non-transferrable, and which shall conform to all other requirements of the Code.

8.	Options to Non-Employee Directors

Options granted to Directors who are not Employees of the Corporation or a Subsidiary shall not be incentive stock options and shall be subject to the following terms:

A. The exercise price shall be the Fair Market Value of the underlying Shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Section 7.B.(2) of the Plan;

B. The term of the options shall be not more than ten (10) years;

C. The Options shall be subject to Section 14 of the Plan.

9.	Options to Consultants

Consultants shall receive Options in accordance with the following terms:

A. No grants of incentive stock options shall be made to Consultants.

B. Grants of non-qualified stock options to such Consultants shall be subject to the following terms:

(1) The exercise price shall be the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Sections 7.B.(2) of the Plan;

(2) The term of the options shall be not more than five (5) years;

(3) The Options shall be subject to Section 14 of the Plan.

10.	Restricted Stock

A. Options may be granted in the form of restricted stock.

B. Grants of restricted stock shall be awarded in exchange for consideration in an amount determined by the Committee. The price, if any, of such restricted stock shall be paid in cash, or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash, and the Participant has rendered no less than three (3) months prior service to the Corporation.

C. Restricted stock Options shall be subject to such restrictions as the Committee may impose and may include, if the Committee shall so determine, restrictions on transferability and restrictions relating to continued employment.

D. The Committee shall have the discretion to grant to a Participant receiving restricted shares all or any of the rights of a stockholder while such shares continue to be subject to restrictions.

11.	Performance Units and Performance Shares

A. Options may be granted in the form of Performance Units or Performance Shares. Options of Performance Units and Performance Shares shall refer to a commitment by the Corporation to make a distribution to the Participant or to his beneficiary depending on (i) the attainment of the performance objective(s) and other conditions established by the Committee and (ii) the base value of the Performance Unit or Performance Shares, respectively, as established by the Committee.

B. Settlement of Performance Units and Performance Shares may be in cash, in shares of Common Stock, or a combination thereof. The Committee may designate a method of converting Performance Units into Common Stock, including, but not limited to, a method based on the Fair Market Value of Common Stock over a series of consecutive trading days.

C. Participants shall not be entitled to exercise any voting rights with respect to Performance Units or Performance Shares, but the Committee in its sole discretion may attach dividend equivalents to such Options.

12.	Stock Appreciation Rights

A. Options may be granted in the form of stock appreciation rights. Stock appreciation rights may be awarded in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option.

B. A stock appreciation right entitles the Participant to receive from the Corporation an amount equal to the positive difference between (i) the Fair Market Value of Common Stock on the date of exercise of the stock appreciation right and (ii) the grant price or some other amount as the Committee may determine at the time of grant (but not less than the Fair Market Value of Common Stock on the date of grant).

C. With respect to persons subject to Section 16 of the Exchange Act, a stock appreciation right may only be exercised during a period which (i) begins on the third business day following a date when the Corporation’s quarterly summary statement of sales and earnings is released to the public through a governmental filing and (ii) ends on the 12th business day following such date. This Section 12.C. shall not apply if the exercise occurs automatically on the date when a related stock option expires.

D. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

13.	Deferral of Options

At the discretion of the Committee, payment of an Option, dividend equivalent, or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest equivalents on cash payments that are deferred and set the rates of such interest equivalents and (B) credit dividends equivalents on deferred payments denominated in the form of shares of Common Stock.

14.	Exercise of Stock Options or Options Upon Termination of Employment or Services

A. (1) Employees.  Unless otherwise provided herein, Options granted to Participants who are employees of the Corporation hereunder may permit the exercise of Options upon the Participant’s termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

(a) If on account of death, Options may be exercised any time during their term by the person or persons to whom the Participant’s rights pass by will or the laws of descent or distribution.

(b) If on account of a Participant’s retirement in good standing (as defined from time to time by Corporation policy), Options may be exercised any time during their term.

(c) If on account of resignation of the Participant from employment, no unexercised Option shall be exercisable to any extent after termination.

(d) If termination of employment by the Corporation for cause (as defined from time to time by Corporation policy), no unexercised Option shall be exercisable to any extent after termination.

(e) If on account of the taking of a leave of absence for the purpose of serving the government or the country in which the principal place of employment of the Participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the Committee may approve, a Participant shall not be deemed during the period of any such absence alone, to have terminated his service, except as the Committee may otherwise expressly provide.

(f) If on account of certified disability, Options may be exercised any time during their terms.

(g) In the case of a general layoff or furlough of employees, the Committee shall have the sole discretion to decide the exercisability of Options.

(h) If for any reason other than death, retirement, resignation, cause, or disability, Options may be exercised within three (3) months of such termination.

(2) Directors and Consultants.  Upon cessation of service in good standing as a Non-Employee Director or Consultant, any and all Options issuable to such persons for services rendered, but which have not been granted and delivered as of the date of cessation of service, for services rendered by the Non-Employee Director or Consultant since the grant date immediately preceding the date of cessation of service, shall be promptly granted and delivered and shall remain exercisable until the expiration of the term of the Option. In addition, all Options granted and held by the Non-Employee Director or Consultant as of the date of cessation of service may be exercised by the Non-Employee Director, or Consultant or his/her heirs or legal representatives until the expiration of the term.

B. An unexercised Option shall be exercisable only to the extent that such Option was exercisable on the date the Participant’s employment or service terminated. Notwithstanding the foregoing, and except as provided above, terms relating to the exercisability of Options may be amended by the Committee before or after such termination.

C. In no case may an unexercised Option be exercised to any extent by anyone after expiration of its term.

15.	Assignability

The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, including, but not limited to, as a result of Participant’s divorce or dissolution of marriage. No Participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Plan, including, but not limited to, any obligation that may arise from an action of equitable dissolution of marital assets, or which is held by the Corporation for the account of the Participant under the Plan.

16.	Adjustment of Shares Available

The Committee shall make appropriate and equitable adjustments in the shares of Common Stock available for future Options and the number of shares of Common Stock covered by unexercised, unvested or unpaid Options upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock; the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock; the combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

17.	Payment of Withholding Taxes

As a condition to receiving or exercising an Option, as the case may be, the Participant shall pay to the Corporation or the employer Subsidiary the amount of all applicable Federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Option. Alternatively, the Corporation may withhold shares of Common Stock with an aggregate Fair Market Value equal to such withholding taxes, from any Option in shares of Common Stock, to the extent the withholding is required by law. The Corporation may also accept delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value. The Corporation also may deduct such withholding taxes from any Option paid in cash.

18.	Amendments

The Board of Directors, upon recommendation of the Compensation Committee, may amend the Plan at any time and from time to time, subject to the receipt of stockholder approval where required by Rule 16b-3, by the Code, or any exchange regulations or by state corporation law. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Option was granted. If the Board of Directors and the Compensation Committee differ as to any decision, the decision of the Board of Directors controls.

19.	Regulatory Approvals and Listings

Notwithstanding any other provision in the Plan, the Corporation shall have no obligation to issue or deliver certificates for shares of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Corporation determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (C) completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Corporation determines to be necessary or advisable.

20.	No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of the Corporation or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Employee or other individual the right to be selected as a Participant or to be granted an Option.

21.	No Right, Title, or Interest in Corporation Assets

No Participant shall have any rights as a stockholder of the Corporation until Participant acquires an unconditional right under an Option to have shares of Common Stock issued to such Participant. In the case of a recipient of a stock option, the unconditional right to have shares of Common Stock issued to such Participant shall be defined as the date upon which the Participant has exercised the stock option and tendered valid consideration to the Corporation for the exercise thereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

22.	Special Provision Pertaining to Persons Subject to Section 16 of Exchange Act

Notwithstanding any other item of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act, except in the case of death or disability or unless Section 16 shall be amended to provide otherwise than as described below, in which event this Plan shall be amended to conform to Section 16, as amended:

Restricted stock or other equity securities (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan must be held for at least six (6) months from the date of grant.

23.	Indemnification

In addition to such other rights of indemnification as they may have as Directors, the members of the Board of Directors or the Committee administering the Plan shall be indemnified by the Corporation against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

24.	Merger, Reorganization, Exchange or Sale of Assets

In the event the Corporation enters into an agreement providing for the merger of the Corporation into another corporation, an exchange of shares with another corporation, the reorganization of the Corporation (in each case, other than a mere reincorporation transaction or one in which the holders of capital stock of the company immediately prior to such merger, share exchange or reorganization continue to hold at least a majority of the voting power of the surviving corporation) or the sale of substantially all of the Corporation’s assets, any Options shall become immediately vested and exercisable as of the date of such merger agreement, exchange agreement, reorganization or sale agreement unless the Board of Directors, in its sole and absolute discretion, determines that any or all Options granted pursuant to the Plan shall not become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute options or Options, as in the opinion of the Board of Directors, is equitable or appropriate to protect the rights and interests of Participants under the Plan. Upon consummation of the merger, exchange, reorganization or sale of assets, each vested Option, Performance Unit, Performance Share and stock appreciation right shall either be assumed by the successor corporation or, if not so assumed, the successor corporation shall substitute a vested Option, Performance Unit, Performance Share or stock appreciation right for each outstanding vested Option, Performance Unit, Performance Share and stock appreciation right on substantially identical terms to the terms of outstanding Options in this form. However and specifically in the case of a successful hostile takeover not approved by the Board of Directors, all Options shall immediately vest and the Acquiror in this specific circumstance shall immediately cash out all Participants in this DRI Corporation 2003 Stock Option Plan.

25.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

ANNUAL MEETING OF SHAREHOLDERS OF
DRI CORPORATION
May 27, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the Web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting of Shareholders.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of the Annual Meeting of Shareholders,
Proxy Statement and proxy card are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13682

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.ê

20830300000000000000 8 052710

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	PROPOSAL TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2011.

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O John D. Higgins O Huelon Andrew Harrison O Helga S. Houston O C. James Meese Jr. O Stephanie L. Pinson O John K. Pirotte O Juliann Tenney O David L. Turney

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2010.	☐	☐	☐

3.	PROPOSAL TO AMEND THE DRI CORPORATION 2003 STOCK OPTION PLAN TO INCREASE BY 600,000 THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO AWARDS GRANTED UNDER THE PLAN	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, the shares represented by this proxy will be voted FOR ALL NOMINEES in Proposal 1 and be voted FOR Proposal 2 and FOR Proposal 3.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DRI CORPORATION
This Proxy for the Annual Meeting of Shareholders on May 27, 2010 is
Solicited on Behalf of the Board of Directors
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned appoints David L. Turney and Stephen P. Slay, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock and Preferred Stock, as appropriate, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of DRI Corporation, to be held at 9 a.m. (Central Time) on May 27, 2010, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, and at any adjournments or postponements thereof, as follows:
(Continued and to be signed on the reverse side.)

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